Exhibit 10.26

                                 EXECUTION COPY
                             PUBLIC RELEASE VERSION

                         POWER AND GAS SUPPLY AGREEMENT




                           Dated as of March 28, 2002






                                      Among





                             SOUTHERN POWER COMPANY,




                          DYNEGY POWER MARKETING, INC.


                                       and


                           DYNEGY MARKETING AND TRADE












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                                TABLE OF CONTENTS



ARTICLE 1:  DEFINITIONS...........................................................................................2

ARTICLE 2:  TERM OF AGREEMENT....................................................................................12
     2.1    Filing of Agreement..................................................................................12
     2.2    Termination Date.....................................................................................12
     2.3    Effect of Termination................................................................................12
     2.4    Effective Date.......................................................................................12

ARTICLE 3:  DETERMINATION OF CONTRACT CAPACITY; SALE AND PURCHASE OF CONTRACT CAPACITY AND ENERGY................12
     3.1    Determination of Contract Capacity...................................................................12
     3.2    Sale and Purchase of Contract Capacity...............................................................13
     3.3    Sale and Purchase of Contract Energy.................................................................13
     3.4    Source of Contract Energy............................................................................14

ARTICLE 4:  THE FACILITY, SCHEDULED ENERGY AND COMMITTED CAPACITY................................................14
     4.1    The Facility.........................................................................................14
     4.2    Pre-Scheduled Excused Hours..........................................................................14
     4.3    Permits; Compliance with Laws........................................................................16
     4.4    Operating Procedures and Operating Committee.........................................................16
     4.5    Provision of Contract Capacity and Contract Energy...................................................16

ARTICLE 5:  PAYMENTS.............................................................................................20
     5.1    Reservation Payment..................................................................................20
     5.2    Energy Payment.......................................................................................20
     5.3    Gas Payment, Fuel Purchase Payment, and Gas Reservation Payment......................................20
     5.4    Initial Dispatch Payment.............................................................................20
     5.5    Performance Bonus....................................................................................21
     5.6    Additional Payments..................................................................................22
     5.7    Regulatory...........................................................................................22
     5.8    Wholesale Generation Rates..........................................................................236

ARTICLE 6:  SCHEDULING, SOUTHERN'S AND DYPM'S RIGHTS TO THE FACILITY, TITLE AND RISK OF LOSS.....................23
     6.1    Scheduling...........................................................................................23
     6.2    Replacement Resources Gas............................................................................23
     6.3    Southern's Rights to the Facility....................................................................25
     6.4    Title and Risk of Loss...............................................................................25
     6.5    Provision of Committed Capacity......................................................................26

ARTICLE 7:  TRANSMISSION SERVICE.................................................................................26
     7.1    DYPM Obligations and Assumption of Transmission Risk.................................................26
     7.2    Southern Obligations.................................................................................26
     7.3    Imbalances and Penalties.............................................................................27
     7.4    Optional System Upgrades.............................................................................27

ARTICLE 8:  GAS DELIVERY OBLIGATIONS AND GAS ARRANGEMENTS........................................................28
     8.1    DMT Obligations......................................................................................28
     8.2    Southern Obligations.................................................................................29
     8.3    Transportation Obligations...........................................................................29
     8.4    Pipeline Imbalance Charges...........................................................................29
     8.5    Gas Nominations Responsibility.......................................................................29
     8.6    Title ...............................................................................................29
     8.7    Specifications.......................................................................................30
     8.8    Gas Metering.........................................................................................30
     8.9    Hourly Southern Gas Costs............................................................................31
     8.10      Operating Procedures..............................................................................31
     8.11      Obligations with Respect to Gas...................................................................31
     8.12      Determination of Adjusted Gas Volume and Monthly Adjusted Gas Volume..............................31
     8.13      Determination of Replacement Resources Gas Costs and Hourly Performance Payment Gas Cost..........32
     8.14      Initial Performance Target........................................................................33
     8.15      Degradation of Initial Heat Rate..................................................................33
     8.16      Ramping Gas and Energy............................................................................34

ARTICLE 9:  ELECTRIC METERING....................................................................................34
     9.1    Metering.............................................................................................34
     9.2    Industry Standards...................................................................................35
     9.3    Access...............................................................................................35
     9.4    Calibration..........................................................................................35
     9.5    Records..............................................................................................35
     9.6    Meter Errors.........................................................................................35
     9.7    Subject to Interconnection Agreement.................................................................36

ARTICLE 10:  BILLING AND PAYMENT.................................................................................36
     10.1      Timing; Method of Payment.........................................................................36
     10.2      Late Payment......................................................................................36
     10.3      Disputed Billings.................................................................................36
     10.4      Adjustments.......................................................................................36
     10.5      Audit Rights......................................................................................36

ARTICLE 11:  CHANGE IN LAW.......................................................................................37
     11.1      Limitations.......................................................................................37
     11.2      Determination.....................................................................................37
     11.3      Initiation of Surcharge...........................................................................37
     11.4      Timing............................................................................................37
     11.5      Contest and Dialogue..............................................................................37

ARTICLE 12:  LIABILITY ALLOCATION; LIMITATIONS ON LIABILITY......................................................37
     12.1      Costs, Taxes and Charges..........................................................................37
     12.2      Indemnification...................................................................................38
     12.3      Limitation of Liability...........................................................................38

ARTICLE 13:  FORCE MAJEURE EVENT.................................................................................39
     13.1      Force Majeure Event Defined.......................................................................39
     13.2      Applicability of Force Majeure Event..............................................................39
     13.3      Effect of Force Majeure Event.....................................................................40
     13.4      Other Effects of Force Majeure Events.............................................................40

ARTICLE 14:  EVENT OF DEFAULT....................................................................................40
     14.1      Event of Default..................................................................................40
     14.2      Exclusive Remedies................................................................................41

ARTICLE 15:  CREDITWORTHINESS AND SECURITY.......................................................................43
     15.1      Guaranty in favor of Southern.....................................................................43
     15.2      Negative Watch Credit Support in favor of Southern................................................43
     15.3      Credit Support in favor of Southern for Junk Rating...............................................43
     15.4      Post December 31, 2005 Provisions.................................................................44
     15.5      Guaranty in favor of DYPM/DMT.....................................................................44
     15.6      Negative Watch Credit Support in favor of DYPM/DMT................................................44
     15.7      Credit Support in favor of DYPM/DMT for Junk Rating...............................................45
     15.8      Post June 1, 2005 Provisions......................................................................45

ARTICLE 16:  DELIVERY EXCUSE.....................................................................................45
     16.1      Definition........................................................................................45
     16.2      No Breach for Delivery Excuse.....................................................................46

ARTICLE 17:  REPRESENTATIONS AND WARRANTIES......................................................................46
     17.1      Execution.........................................................................................46
     17.2      Permits...........................................................................................46
     17.3      Binding Obligations...............................................................................46
     17.4      Execution and Consummation........................................................................47
     17.5      Actions and Proceedings...........................................................................47
     17.6      Processor.........................................................................................47

ARTICLE 18:  ASSIGNMENT..........................................................................................47
     18.1      General Rule......................................................................................47
     18.2      Consent Required..................................................................................47

ARTICLE 19:  DISPUTE RESOLUTION..................................................................................47
     19.1      Senior Officers...................................................................................48
     19.2      Arbitration.......................................................................................48
     19.3      Binding Nature of Proceedings.....................................................................49

ARTICLE 20:  MISCELLANEOUS.......................................................................................49
     20.1      Governing Law; Waiver of Jury Trial...............................................................49
     20.2      Confidentiality...................................................................................49
     20.3      Survivorship of Obligations.......................................................................50
     20.4      Notice of Proceedings.............................................................................50
     20.5      No Third Party Beneficiaries......................................................................50
     20.6      Section Headings Not to Affect Meaning............................................................50
     20.7      Computation of Time...............................................................................50
     20.8      Interest..........................................................................................51
     20.9      Entire Agreement..................................................................................51
     20.10     Counterparts......................................................................................51
     20.11     Amendments........................................................................................51
     20.12     Guarantee of Performance..........................................................................51
     20.13     Waivers...........................................................................................51
     20.14     No Partnership Created............................................................................51
     20.15     Character of Sale.................................................................................51
     20.16     Notices...........................................................................................52
     20.17     Survival..........................................................................................54
     20.18     Construction......................................................................................54
     20.19     Imaged Agreement..................................................................................54
     20.20     GDP-IPD...........................................................................................54
     20.21     Higher Heating Value..............................................................................54

APPENDIX A

APPENDIX B

APPENDIX C

APPENDIX D

APPENDIX E

APPENDIX F

APPENDIX G

APPENDIX H
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                         POWER AND GAS SUPPLY AGREEMENT
                                      AMONG
                             SOUTHERN POWER COMPANY,
                          DYNEGY POWER MARKETING, INC.
                                       AND
                           DYNEGY MARKETING AND TRADE



         This POWER AND GAS SUPPLY AGREEMENT is made and entered into as of this 28th day of March, 2002 (the "Execution Date"), by and among SOUTHERN POWER COMPANY (hereafter referred to as "Southern" or "Seller"), a Delaware corporation having its principal office and place of business at 600 North 18th Street, Birmingham, Alabama 35233, DYNEGY POWER MARKETING, Inc., (hereinafter referred to as "DYPM"), a corporation organized and existing under the laws of the State of Texas having its principal office and place of business at 1000 Louisiana St., Suite 5800, Houston, TX 77002, and DYNEGY MARKETING AND TRADE ("DMT" or "Supplier"), a Colorado general partnership having its principal office and place of business at 1000 Louisiana Street, Suite 5800, Houston, Texas 77002. Southern, DYPM, and DMT are hereafter referred to individually and collectively as a "Party" or the "Parties," respectively.



                                    RECITALS:

         DYPM desires to purchase and Southern desires to sell, Contract Capacity and Contract Energy in accordance with this Agreement for the period from June 1, 2005 through May 31, 2030.

         Subject to the terms and conditions of this Agreement, Southern will deliver and sell to DYPM, and DYPM will accept and purchase from Southern, Contract Capacity and Contract Energy from the Facility or from other resources as provided in this Agreement.

         As an integral part of the supply of Contract Capacity and Contract Energy by Southern hereunder, DYPM's affiliate, DMT, has agreed to supply and Southern has agreed to purchase, natural gas in accordance with this Agreement.

         NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         The following terms shall have the respective meanings set forth below.

         "Actual Gas Volume" has the meaning set forth in Section 8.12.1.

         "Adjusted Gas Volume" has the meaning set forth in Section 8.12.1.

         "Affiliate" means, with respect to a corporation, partnership or other entity, each such other corporation, partnership or other entity that directly or indirectly (through one or more intermediaries) controls, is controlled by, or is under common control with, such corporation, partnership, or other entity.

         "Agreement" means this Power and Gas Supply Agreement, including, to the extent applicable, any amendments and appendices hereto that the Parties may execute now or at any time in the future.

         "Alternate Delivery Point" means a point of delivery as agreed to by the Parties for the delivery of Contract Capacity and Scheduled Energy.

         "Alternate Gas Delivery Point(s)" means those alternate points to which DMT is required to deliver Replacement Gas pursuant to Section 6.2.

         "Annual ENDH" means [redacted] for each Contract Year.

         "Banked Pre-Scheduled Excused Hours" has the meaning set forth in
Section 4.2.1(b).

         "Billing Month" means each Month during the Term beginning with the second Month of the first Contract Year and includes the Month immediately following the expiration or early termination of this Agreement.

                  "BTU" means British Thermal Units.

         "Business Day" means any Day on which Federal Reserve Member Banks in New York, New York are open for business. A Business Day shall begin at 0800 CPT and end at 1700 CPT.

                  "Carry Period" has the meaning set forth in Section 4.5.2(a).

                  "Central Prevailing Time" or "CPT" means the local time at any point in Birmingham, Alabama.

         "Change in Law" means a Law (including a new or changed interpretation of an existing Law by a Government Agency, or an interpretation by a Government Agency previously unknown to Southern) that becomes effective after the date of the Agreement and generally affects the cost of electric generation [redacted]. Examples of a Change in Law include (but are not limited to): (i) Laws pertaining to changes in environmental Laws that seek to decrease existing limits (e.g., NOx) or to establish limits for currently uncontrolled substances (e.g., CO2); and (ii) Laws pertaining to the imposition of energy taxes on wholesale power sales. A Change in Law does not include changes in: (i) income taxes; (ii) taxes assessed or imposed by a county or municipal authority (such as ad valorem taxes); (iii) franchise and occupational taxes; or (iv) Laws that have unique application to the Facility.

         "Cold Start" means an Initial Dispatch when Scheduled Energy has not been delivered from any resource for a period of greater than [redacted].

         "Commercially Reasonable" or "Commercially Reasonable Efforts" means, with respect to any purchase, sale, decision, or other action made, attempted or taken by a Party, such efforts as a reasonably prudent business would undertake for the protection of its own interest under the conditions affecting such purchase, sale, decision, or other action, including without limitation, electric system reliability and stability, the amount of notice of the need to take such action, the duration and type of the purchase or sale or other action, and the commercial environment in which such purchase, sale, decision, or other action occurs.

         "Committed Capacity" means that capacity that DYPM may receive pursuant to Section 6.5.

         "Committed Resource" has the meaning set forth in 6.5.3.

         "Contest" means with respect to any Person, a contest of: (i) any Governmental Approval, acts or omissions by any Government Agency or any related matters; or (ii) the amount or validity of any claim pursued by such Person in good faith and by appropriate legal, administrative or other proceedings diligently conducted, so long as the contesting Party could not reasonably be expected to be prevented from performing its material obligations under this Agreement pending the outcome of such contest.

         "Contract Capacity" has the meaning set forth in Section 3.1.

         "Contract Energy" has the meaning set forth in Section 3.3.

         "Contract Year" means: (i) for the first Contract Year, the Effective Date of Service through May 31, 2006; and (ii) for each Contract Year thereafter, each twelve (12) Month period thereafter beginning June 1 and ending May 31.

         "Day" means the twenty-four (24) hour period beginning and ending at 2400 CPT.

         "Delivered Energy" means the amounts of energy, expressed in MWhs, that are delivered by Southern from the Facility or Replacement Resources in accordance with this Agreement.

         "Delivery Excuse" has the meaning set forth in Section 16.1.

         "Delivery Point" means the Interconnection Point(s) or such Alternate Delivery Point(s) as may be mutually agreed upon by Southern and DYPM.

         "Determination Period" has the meaning set forth in Section 4.5.1(b).

         "DMT" has the meaning set forth in the introductory paragraph hereof.

         "DYPM" has the meaning set forth in the introductory paragraph hereof.

         "Effective Date of Service" means June 1, 2005.

         "Electric Metering Equipment" means electric meters and associated equipment, including metering transformers and meters for measuring kWh, amperes and voltage, utilized in determining the Energy Output Level at the Interconnection Point(s). The Electric Metering Equipment shall include meters and any back-up meters utilized to measure deliveries of energy to the Southern Company Transmission System, and the use of energy at the Facility.

         "Eligible Guaranty" has the meaning set forth in Section 15.1.

                  "Eligible Guaranty Threshold" has the meaning set forth in
Section 15.1.

         "Emergency Condition" means a condition or situation (not principally caused by Southern) that presents an imminent physical threat of danger to life, health or property, or a situation in which delivery of Scheduled Energy from the Facility could reasonably be expected to cause a significant disruption on the Southern Company Transmission System.

         "ENDH" means an excused non-delivery hour (or portion of an hour) in which an Unavailability has occurred for which Southern accumulates ENDH pursuant to Section 4.5.2. ENDH for any hour shall equal the ratio of the amount of Contract Capacity associated with the Scheduled Energy not provided to the Contract Capacity for such hour.

         "ENDH Accumulated" means the number of Equivalent ENDH as calculated pursuant to Section 4.5.4.

         "ENDH Available" means, for any point in time in any Month, the number of ENDH (or partial ENDH) that are available for accumulation pursuant to Southern's election under Section 4.5.2. The amount of ENDH Available in any Month shall be equal to the difference between Annual ENDH for the Contract Year in which such Month occurs and the sum of (i) ENDH Accumulated during such Month (before the point of calculation) and (ii) ENDH Accumulated during all of the Months elapsed during such Contract Year preceding the Month in which the calculation is made.

         "Energy Output Level" means the hourly quantity of energy (in MWh) generated by the Facility to supply Scheduled Energy, plus energy simultaneously generated by the Facility in connection with energy production from the Reserved Capacity to the extent such production is made pursuant to the Other Southern Agreement.

         "Energy Payment" means the payment for Delivered Energy to be made by DYPM to Southern as calculated in Section 5.2.

         "Energy Price" means, [redacted]

         "Equivalent ENDH" has the meaning set forth in Section 4.5.4.

         "Event of Default" has the meaning set forth in Section 14.1.

         "Execution Date" has the meaning set forth in the introductory paragraph hereof.

         "Extended Outage Period" has the meaning set forth in Section 4.5.1(b).

         "Extended Unavailability" has the meaning set forth in Section 4.5.6.

         "Facility" means the electric generating unit currently known as "Goat Rock 3" with an anticipated initial capacity of approximately 625 MW (including power augmentation), which Facility is part of that certain natural gas combined cycle electric generating plant located in Lee County, Alabama which directly interconnects to the Southern Company Transmission System, or such other generating facility mutually agreed by the Parties.

         "Facility Actual Capacity" means, for each hour, the actual capacity (taking into account the effect of any Unavailability) of the Facility (measured in MW), as reasonably determined by Southern on such Day.

         "Facility Metering Equipment" means Gas meters and associated equipment located at the Facility.

         "FERC" means the Federal Energy Regulatory Commission, or any successor to its functions.

         "Force Majeure Event" has the meaning set forth in Section 13.1.

         "Force Majeure Hour" shall occur in any hour (or portion of an hour) in which a Force Majeure Event occurs or is continuing. During a Force Majeure Hour, if the energy available from the Facility (as measured in hourly amounts and expressed in MWh) is greater than zero but less than the amount of Scheduled Energy, then a partial Force Majeure Hour shall be determined equal to the ratio of the amount of Contract Capacity not available from the Facility in such hour due to the Force Majeure Event to the Contract Capacity for such hour.
         "Fuel Purchase Payment" has the meaning set forth in Section 5.3.2.

         "GDP-IPD" means the Gross Domestic Product Implicit Price Deflator published in the National Income and Product Account by the U.S. Department of Commerce.

                  "Gas" means natural gas.

                  "Gas Delivery Point" means the outlet flange of the Gas Metering Equipment.

                  "Gas Index" means [redacted].

         "Gas Metering Equipment" means Gas meters and associated equipment located at the interconnection between the pipeline lateral serving the Facility and the Transporter's pipeline.

         "Gas Nomination" or "Gas Nominations" means communicating and confirming that a particular amount of Gas is to be delivered or received at the Gas Delivery Point and/or the Alternate Gas Delivery Point(s) and providing all information that may be necessary to cause such delivery or receipt to occur.

         "Gas Payment" has the meaning set forth in Section 5.3.

                  "Gas Requirements" means, for each hour, Actual Gas Volume less Southern Gas Consumed.

                  "Gas Tariff" means the Gas transportation tariff of the applicable Transporter as maintained and approved by FERC from time to time, as the same may be amended or supplemented during the Term.

         "Government Agency" means any federal, state, local, territorial or municipal government and any department, commission, board, bureau, agency, instrumentality, judicial or administrative body thereof.

         "Governmental Approval" means any authorization, consent, approval, license, ruling, permit, exemption, variance, order, judgment, decree, declarations of or regulation of any Government Agency relating to the Facility or to the execution, delivery or performance of this Agreement.

         "Guarantor" has the meaning set forth in Section 14.1.2.

         "Guaranty" means a Guaranty or other instrument guaranteeing a Party's obligations under this Agreement as contemplated under Article 15.

         "Heat Rate Test" means a heat rate test requested by either DYPM or Southern which is conducted for the Facility in accordance with Prudent Industry Practices as determined by Southern.

         "Hot Start" means an Initial Dispatch of the Facility when Scheduled Energy has not been delivered from any resource for a period of less than [redacted].

         "Hour Block" means any period within a Day that is comprised of either a succession of Off Peak Hours or a succession of On Peak Hours.

         "Hourly Performance Payment Gas Cost" has the meaning set forth in
Section 8.13.3.

         "Hourly Replacement Resources Gas Cost" has the meaning set forth in
Section 8.13.1.

         "Imaged Agreement" has the meaning set forth in Section 20.19.

         "Increased Generation Costs" means [redacted].

         "Initial Dispatch" means each time that DYPM goes from not having any energy Scheduled to having some amount of energy Scheduled.

         "Initial Dispatch Payment" has the meaning set forth in Section 5.4.

         "Initial Heat Rate" means the heat rate, expressed in Higher Heating Value, established by a Heat Rate Test of the Facility prior to the Effective Date of Service.

         "Initial Performance Target" has the following meaning:

                  The entire Facility shall have an Initial Performance Target of [redacted]

         "Interconnection Agreement" means the interconnection agreement between the applicable transmission provider and Southern governing the interconnection of the Facility to the Southern Company Transmission System, as the same may be amended from time to time, or such successor interconnection agreement as may be required pursuant to an assignment of transmission provider responsibilities to a regional power exchange, regional transmission organization, independent system operator or other transmission system operator.

         "Interconnection Point" means the substation where the Facility is physically interconnected to the Southern Company Transmission System.

         "kW" means kilowatt(s).

         "kWh" means kilowatt hour(s).

                  "Law" means any statute, law, requirement, rule or regulation imposed by a Government Agency, whether in effect now or at any time in the future.

         "MMBTU" means one million BTU.

                  "MW" means megawatt(s).

                  "MWh" means megawatt hour(s).

                  "Maintenance Outage Hours" has the meaning set forth in
Section 4.2.1(c).

         "Major Bank" means the Federal Reserve Bank of Atlanta, Georgia.

         "Maximum Allowable Degradation" means the Initial Heat Rate multiplied by [redacted].

         "Minimum Schedule Capacity" shall have the meaning set forth in Section 6.1.3.

                  "Month" means a calendar month.

                  "Monthly DYPM Gas Costs" has the meaning set forth in Section 8.12.2.

                  "Monthly Replacement Resources Gas Costs" has the meaning set forth in Section 8.13.2.

                  "Monthly Gas Reservation Payment" has the meaning set forth in
Section 5.3.3.

                  "Monthly Weighting Factor" means, for any Month, the weighting factor for such Month in the table below:


                             Month Weighting Factor

                                    January                   [redacted]

                                    February                  [redacted]

                                    March                     [redacted]

                                    April                     [redacted]

                                    May                       [redacted]

                                    June                      [redacted]

                                    July                      [redacted]

                                    August                    [redacted]

                                    September                 [redacted]

                                    October                   [redacted]

                                    November                  [redacted]

                                    December                  [redacted]

         "NERC" means the North American Electric Reliability Council, or any successor to its functions.

         "Non-Summer DPF" has the meaning set forth in Section 5.5.2.

         "Non-Summer PAF" has the meaning set forth in Section 5.5.2.

         "Non-Summer Performance Bonus" has the meaning set forth in Section 5.5.2.

         "OATT" means the Open Access Transmission Tariff of Southern Companies or a successor tariff governing transmission on the Southern Company Transmission System that has been accepted by FERC, as the same may be changed or amended from time to time.

         "Off Peak Hour" means: (i) any hour from 2200 CPT to 0600 CPT, Monday through and including Friday; (ii) any hour during any holiday recognized by NERC; and (iii) any hour during Saturday and Sunday.

         "On Peak Hour" means any hour from 0600 CPT to 2200 CPT, Monday through and including Friday, excluding any hour of any holiday recognized by NERC.

         "Operating Committee" has the meaning set forth in Section 4.4.2.

         "Operating Procedures" has the meaning set forth in Section 4.4.1.

         "Optional System Upgrades" means those transmission upgrades of the Southern Company Transmission System that are in addition to those facilities that Southern Company Transmission requires in order to interconnect the Facility to the Southern Company Transmission System.

         "Other Southern Agreement" means that certain capacity and energy purchase agreement providing, among other things, at Southern's election, rights with respect to the Reserved Capacity.

         "Peak Period" means, for each Contract Year, the Months of June, July, August, September, January and February.

         "Performance Payment" means [redacted].

         "Person" means any individual, corporation, limited liability corporation, partnership, joint venture, trust, unincorporated organization, Government Agency or other entity.

         "Pre-Scheduled Excused Hours" means hours in which the Facility is unavailable for Scheduling for reasons relating to the maintenance of the Facility or as may otherwise be necessary to comply with Prudent Industry Practices, as such hours are designated and scheduled in accordance with Section 4.2.

         "Prime Rate" means, for any Day on which the calculation of an interest amount begins under this Agreement, the "Prime Rate" specified for such Day (or, if such Day is not a Business Day, on the first Business Day following such Day) under the "Money Rate" table of the Wall Street Journal. In the event that the Wall Street Journal ceases to report a Prime Rate, the Prime Rate for purposes of this Agreement shall be the prime rate (or its functional equivalent) charged by the Major Bank in the United States of America.

         "Protective Apparatus" means such equipment and apparatus, including protective relays, circuit breakers and the like, necessary or appropriate to isolate the Facility from the Southern Company Transmission System consistent with Prudent Industry Practices and any requirements of Southern Company Transmission.

         "Prudent Industry Practices" means any of the practices, methods, standards and acts (including the practices, methods and acts engaged in or approved by a significant portion of the electric power industry in the United States) that, at a particular time, in the exercise of reasonable judgment in light of the facts known or that should reasonably have been known at the time a decision was made, could have been expected to accomplish the desired result consistent with good business practices, reliability, economy, safety and expedition, and which practices, methods, standards and acts generally conform to operation and maintenance standards recommended by equipment suppliers and manufacturers, applicable design limits and applicable Governmental Approvals and Laws.

         "Replacement Cost" means, [redacted].

         "Replacement Gas Price" has the meaning set forth in Section 6.2.

         "Replacement Resources" means all resources other than the Facility (whether such other resources are owned, purchased or otherwise controlled by Southern, or that are otherwise available to Southern) from which Southern may elect to provide Contract Capacity and Scheduled Energy.

         "Replacement Value" has the meaning set forth in Section 14.2.4.

         "Reservation Payment" has the meaning set forth in Section 5.1.

         "Reserved Capacity" means 400 MW, which represents the capacity from the Facility that is not available to DYPM under this Agreement, but which, at Southern's election, is subject to the Other Southern Agreement.

         "Schedule" means the right of DYPM to schedule the delivery of Scheduled Energy in accordance with this Agreement. Any form of the term Schedule (e.g., "Scheduled" or "Scheduling") shall refer to the exercise of such right by DYPM.

         "Scheduled Energy" means the amounts of energy, expressed in MWh, Scheduled by DYPM to be delivered by Southern in accordance with this Agreement.

         "Scheduling Constraints" has the meaning set forth in Appendix B.

         "Seller" has the meaning set forth in the introductory paragraph hereof.

         "Seller Election Period" has the meaning set forth in Section 4.5.1(b).

                  "Southern" has the meaning set forth in the introductory paragraph.

                  "Southern Company" means The Southern Company, a publicly held corporation organized and existing under the laws of the State of Delaware and having its principal place of business in Atlanta, Georgia.

         "Southern Company Transmission" means the functional transmission division of Southern Company Services, Inc., or any successor transmission provider.

         "Southern Company Transmission System" means the integrated transmission systems of the electric operating companies of Southern Company, as such systems may be modified or expanded from time-to-time, as well as any successor transmission system(s).

         "Southern Gas Consumed" has the meaning set forth in Section 8.12.1.

         "Summer DPF" has the meaning set forth in Section 5.5.1.

         "Summer PAF" has the meaning set forth in Section 5.5.1.

         "Summer Performance Bonus" has the meaning set forth in Section 5.5.1.

         "Taxes" means any or all ad valorem, property, occupational, severance, emissions, generation, first use, conservation, energy, transmission, utility, gross receipts, privilege, sales, use, excise and other taxes, governmental charges, licenses, fees, permits and assessments, and taxes based on net income or net worth.

         "Term" means the period from the Execution Date through May 31, 2030, or such earlier date on which this Agreement is terminated in accordance with its terms.

         "Tested Heat Rate" has the meaning set forth in Section 8.15.

         "Transporter" means any Person that transports Gas upstream and to the Gas Delivery Point or the Alternate Gas Delivery Point(s).

         "Unavailability" means any time in which the Facility (or any part thereof) is physically incapable of providing all or a portion of Scheduled Energy or Committed Capacity for reasons including an actual or threatened unplanned component failure that requires the generating capability of the Facility to be reduced (or derated); provided that for an Unavailability to exist, the actual output of the Facility must have in fact been reduced. Unavailability does not include those times that the Facility's capability is reduced (in whole or in part) due to a Force Majeure Event, Delivery Excuse, or maintenance activities during Pre-Scheduled Excused Hours or Maintenance Outage Hours.

         "Undelivered Energy" means that quantity of Scheduled Energy that Southern fails to deliver to the Delivery Point in response to a Schedule for which ENDH is not accumulated and which failure is not attributable to a Force Majeure Event or Delivery Excuse.

         "VOM Charge" means [redacted].

                  "Warm Start" means an Initial Dispatch when Scheduled Energy has not been delivered from any resource for a period greater than or equal to [redacted] and less than or equal to [redacted].


                                    ARTICLE 2
                                TERM OF AGREEMENT

         2.1 Filing of Agreement. This Agreement shall be filed with the FERC on or before such date as may be required by law. To the extent practicable, any such filing shall be made under a request for confidential treatment. This Agreement shall not be contingent on such filing.

         2.2 Termination Date. Unless earlier terminated in accordance with its terms, this Agreement shall continue in effect from the Execution Date through May 31, 2030. In addition, this Agreement shall terminate immediately upon the termination of the Other Southern Agreement.

         2.3 Effect of Termination. Subject to the exercise of a non-defaulting Party's rights under Section 14.2, in the event that this Agreement is terminated, the rights and obligations of the Parties hereunder shall continue unaffected until the termination is effective in accordance with the terms and conditions thereof. Any such termination shall not relieve DYPM of its obligation to pay any unpaid invoices for any Contract Capacity made available and Contract Energy supplied prior to the effective date of such termination, or relieve Southern of its obligation to provide Contract Capacity and to deliver Scheduled Energy (or pay a Performance Payment) prior to the effective date of such termination.

         2.4 Effective Date. This Agreement shall become effective on the Execution Date without regard to the status of the construction of the Facility, permits relating to the Facility, or with respect to any other condition that could affect the construction, operation or existence of the Facility.


                                    ARTICLE 3
               DETERMINATION OF CONTRACT CAPACITY; SALE AND PURCHASE OF CONTRACT CAPACITY AND ENERGY

         3.1      Determination of Contract Capacity.

                  3.1.1 Quantity. The Contract Capacity shall equal the full capability of the Facility (including power augmentation if appropriate) as the Facility is designed and existing on the Effective Date of Service (as may be adjusted pursuant to Section 3.1.2), consistent with Prudent Industry Practices and excluding the effects of any Unavailability, Force Majeure Event or Delivery Excuse, less the Reserved Capacity.

                  3.1.2 Adjustment. The Contract Capacity may be adjusted on a Day to Day or an hourly basis based on the ambient temperature and relative humidity levels at the Facility and normal capacity degradation.

                  3.1.3 Capability Projection. The Operating Committee shall implement procedures in order to project the amount of the Contract Capacity for each Day. Such procedures shall provide for a Day ahead projection of hourly ambient temperatures at the Facility. Unless otherwise agreed by the Operating Committee, the basis of such projected temperatures shall be the high and low temperatures for each Day as forecasted by the office of the United States National Weather Service that is nearest to the Facility. Such temperatures shall be utilized in conjunction with the chart set forth in Figure 1 of Appendix C in order to project Contract Capacity for each hour. This chart will be modified by the Operating Committee from time to time in order to reflect capacity degradation.

                  3.1.4 Uprates. After the Effective Date of Service, Southern has the unilateral right to increase the capacity of (i.e., uprate) the Facility. If and when an uprate of the Facility is completed and to the extent that additional output above the Contract Capacity and the Reserved Capacity is available from the Facility as a result, then following such uprate, Southern shall offer DYPM the right to purchase any such additional output as an addition to the Contract Capacity and related rights existing under this Agreement. Southern shall make such offer by written notice to DYPM, which notice shall include the pricing at which Southern is willing to make such additional output available. Within twenty (20) Business Days following DYPM's receipt of such offer from Southern, DYPM shall advise Southern of its decision to accept or reject the offer. A failure to respond within such twenty (20) Business Day period shall be deemed to be a rejection of the offer. If DYPM accepts the offer, then Southern and DYPM shall amend this Agreement to provide DYPM the additional output consistent with the terms and conditions of this Agreement. If the additional output is not purchased by DYPM, then Southern has the right to market the additional output provided that fuel additional to that supplied hereunder is obtained by Southern for the incremental capacity and energy. Southern's use of the capacity and energy associated with any such uprate not purchased by DYPM shall be subordinate to DYPM's Schedule. In addition, no uprate of the Facility shall be deemed to adversely affect any of the heat rate characteristics or other performance characteristics set forth in this Agreement. Southern shall indemnify and hold DYPM harmless from and against any such negative effects associated with any such uprate in comparison to the rights and benefits associated with the Facility prior to such uprate.

         3.2 Sale and Purchase of Contract Capacity. Subject to the terms and conditions of this Agreement, beginning on the Effective Date of Service and until the end of the Term, Southern shall make available and sell to DYPM at the Delivery Point, and DYPM shall accept and purchase, the Contract Capacity.

3.3 Sale and Purchase of Contract Energy. Subject to the terms and conditions of this Agreement, beginning on the Effective Date of Service and until the end of the Term, Southern shall deliver and sell to DYPM, and DYPM shall accept and purchase from Southern, energy at the Delivery Point up to the Contract Capacity ("Contract Energy").

3.4      Source of Contract Energy.   [redacted].


                                    ARTICLE 4
              THE FACILITY, SCHEDULED ENERGY AND COMMITTED CAPACITY

         4.1 The Facility. Southern shall perform its obligations hereunder relative to the Facility in accordance with Prudent Industry
Practices and the terms of this Agreement.

         4.2      Pre-Scheduled Excused Hours.

                  4.2.1(a) Scheduling of Pre-Scheduled Excused Hours. On or before April 1 prior to each Contract Year, DYPM shall provide to Southern a non-binding proposed schedule of energy and Initial Dispatches for each Month of such Contract Year. Within one hundred twenty (120) Days after receiving DYPM's proposed schedule, Southern shall submit to DYPM a proposed schedule of Pre-Scheduled Excused Hours for the applicable Contract Year. The proposed schedule of Pre-Scheduled Excused Hours shall give due consideration to, and shall take into account, the proposed schedule submitted by DYPM; provided, however, that in no event shall Southern's proposed schedule provide for any Pre-Scheduled Excused Hours during a Peak Period without the prior written consent of DYPM. Within thirty (30) Days after receiving Southern's proposed schedule of Pre-Scheduled Excused Hours, DYPM may request, in writing, that Southern reschedule any such Pre-Scheduled Excused Hours. Following receipt of such request of DYPM, Southern shall inform DYPM as to whether it can accommodate DYPM's request and, if so, shall further advise DYPM of the good faith estimated costs that will be incurred by Southern in connection with accommodating the request of DYPM to re-schedule the Pre-Scheduled Excused Hours. DYPM shall then within five (5) Days of the receipt of the estimated costs provided by Southern determine whether Southern should reschedule the Pre-Scheduled Excused Hours. Without regard to any prior estimate, DYPM shall reimburse Southern for all Commercially Reasonable costs related to such change in schedule. While Southern must use Commercially Reasonable Efforts to accommodate a request of DYPM to re-schedule any Pre-Scheduled Excused Hours, Southern may elect to decline rescheduling, if, in Southern's Commercially Reasonable judgment, it would cause a failure on the part of Southern to observe Prudent Industry Practices, or if the proposed re-schedule would cause Southern to incur costs which DYPM is unwilling to reimburse. If Southern makes the election not to accommodate a request of DYPM to reschedule Pre-Scheduled Excused Hours, DYPM may propose an alternate schedule for Pre-Scheduled Excused Hours, in which case Southern and DYPM shall continue to negotiate the rescheduling of Pre-Scheduled Excused Hours as provided above, but in no event shall such negotiation continue after September 30 of the Contract Year for which such Pre-Scheduled Excused Hours are scheduled. In addition to the foregoing, within thirty (30) Days after the beginning of each Contract Year, Southern shall provide to DYPM a non-binding schedule of Pre-Scheduled Excused Hours for the next three (3) Contract Years.

(b) Pre-Scheduled Excused Hours for any Contract Year shall not exceed [redacted]. If, however, during any Contract Year, Southern does not utilize its allocation of Pre-Scheduled Excused Hours for that Contract Year, then the unused portion of Pre-Scheduled Excused Hours (the "Banked Pre-Scheduled Excused Hours") may be carried forward to the next succeeding Contract Year and may be utilized by Southern in addition to the regular allotment of Pre-Scheduled Excused Hours. The total of all available Pre-Scheduled Excused Hours available to Southern during any Contract Year, including the hours that comprise Banked Pre-Scheduled Excused Hours may not exceed [redacted]. Unless otherwise agreed by the Operating Committee, Banked Pre-Scheduled Excused Hours may only be utilized by Southern during a Contract Year in which utilization of such Banked Pre-Scheduled Excused Hours is necessary for Southern, in Southern's Commercially Reasonable judgment to comply with Prudent Industry Practices.

                  (c) In addition to Pre-Scheduled Excused Hours, Southern may at any time request Maintenance Outage Hours during any Month of any Contract Year. Southern shall request Maintenance Outage Hours at least twenty-four (24) hours in advance. Such request shall identify the purpose for such maintenance and the equipment and Contract Capacity that will not be available for Scheduling and the proposed start time and duration for the Maintenance Outage Hours. DYPM shall respond to Southern's request as soon as reasonably practicable. Southern shall not take Maintenance Outage Hours without DYPM's prior written consent, and such consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that the Parties acknowledge that it shall be reasonable for DYPM to deny any request for Maintenance Outage Hours if DYPM reasonably believes that it may Schedule the Facility to a level that would require the availability of the equipment that is proposed to be unavailable during the Maintenance Outage Hours. DYPM shall have the right to revoke its consent to Maintenance Outage Hours if changed conditions require Scheduling of the Contract Capacity to be unavailable during such Maintenance Outage Hours; provided, however, that DYPM may only revoke its consent if it provides Southern with notice of revocation at least twelve (12) hours prior to the scheduled start of the Maintenance Outage Hours. In addition, if DYPM reasonably requests Southern to return all or part of that portion of the Facility that is affected by the Maintenance Outage Hours to full availability status, Southern shall comply as soon as reasonably practical.

                  4.2.2 Accumulation of Pre-Scheduled Excused Hours. DYPM and Southern shall include procedures with respect to the logging and record keeping of actual Pre-Scheduled Excused Hours elapsed during any Month in the Operating Procedures agreed upon pursuant to Section 4.4.

                  4.2.3 No Scheduling during Pre-Scheduled Excused Hours, Banked Pre-Scheduled Excused Hours, or Maintenance Outage Hours. DYPM shall not have the right to submit a Schedule during any Pre-Scheduled Excused Hours, Banked Pre-Scheduled Excused Hours, or Maintenance Outage Hour.

                  4.2.4 No Operation during Pre-Scheduled Excused Hours, Banked Pre-Scheduled Excused Hours, and Maintenance Outage Hours. DYPM and Southern agree that Pre-Scheduled Excused Hours, Banked Pre-Scheduled Excused Hours, and Maintenance Outage Hours are intended to encompass periods during which the Facility is unavailable for Scheduling or operation by any Party. Therefore, except to the extent Southern determines that the Facility can be partially operated in accordance with Prudent Industry Practices (but subject to DYPM's right to Schedule any Contract Capacity made partially available), Southern shall not be permitted to operate the Facility during Pre-Scheduled Excused Hours, Banked Pre-Scheduled Excused Hours, or Maintenance Outage Hours other than testing and operations associated with the basis for such Pre-Scheduled Excused Hours, Banked Pre-Scheduled Excused Hours, and Maintenance Outage Hours.

         4.3      Permits; Compliance with Laws.

                  4.3.1 Governmental Approvals. Subject to the right of Contest, each Party shall, at its expense, acquire and maintain in effect all Governmental Approvals necessary for it to perform its obligations under this Agreement.

                  4.3.2 Compliance by Southern. Subject to the right of Contest, Southern shall at all times comply with all Laws and Governmental Approvals applicable to Southern and/or to the Facility necessary for Southern to perform its obligations under this Agreement.

                  4.3.3 Compliance by DYPM and DMT. Subject to the right of Contest, DYPM and DMT shall at all times comply with all Laws and Governmental Approvals applicable to them necessary for DYPM and DMT to perform their obligations under this Agreement.

         4.4      Operating Procedures and Operating Committee.

                  4.4.1 Operating Procedures. DYPM, DMT, and Southern shall develop written Operating Procedures no later than thirty (30) Days before the Effective Date of Service. The Operating Procedures shall establish the protocol under which the Parties shall perform their respective responsibilities under this Agreement, including method of Day-to-Day communications, key personnel lists, coordinating fuel arrangements and operating procedures for Gas supply, logging and tracking of hours of Unavailability, Pre-Scheduled Excused Hours, Force Majeure Hours, ENDH Accumulated, Maintenance Outage Hours, hours of Delivery Excuse, and daily capacity level and energy reports. The Operating Procedures must also include a process for determining the amount of Contract Capacity pursuant to Section 3.1.

                  4.4.2 Operating Committee. The Parties shall form a committee to act in matters relating to the performance of their respective obligations under this Agreement ("Operating Committee"). Each Party shall appoint one representative and one alternate representative to serve on the Operating Committee. The Parties shall notify each other in writing of such appointments and any changes thereto. The Operating Committee shall have no authority to modify the terms or conditions of this Agreement. The Operating Committee shall meet as frequently as it deems necessary, and all of its decisions must be the unanimous decision of the representatives. The Operating Committee may consult with representatives of Southern Company Transmission as appropriate in reaching its decisions.

                  4.4.3 Southern shall disclose to the Operating Committee any condition or defect in or with respect to the Facility of which it is actually aware and that may reasonably be expected to cause the Facility to be unable to provide Scheduled Energy; provided, however, that the foregoing shall not be construed to require Southern to make inspections of the Facility.



         4.5      Provision of Contract Capacity and Contract Energy.

                  4.5.1    Unavailability.

                  (a) Notification. Southern shall promptly notify DYPM after discovering any circumstance that could reasonably be expected to result in an Unavailability.

                  (b) Periods of Unavailability. In the event of an Unavailability, the period after commencement of such Unavailability shall be divided into two distinct, contiguous periods:

          (i) The period beginning at the time of the occurrence of the Unavailability until the earlier of the removal of the Unavailability or 2400 CPT of the Day in which such occurrence happens shall be referred to as the "Determination Period"; and

          (ii) The period from the end of the Determination Period until the removal of the Unavailability shall be referred to as the "Extended Outage Period".

The four hour period immediately following the occurrence of an Unavailability (which may include a portion of the Determination Period and/or the Extended Outage Period) shall be referred to as the "Seller Election Period"; provided, however, that if the Unavailability is resolved, the Seller Election Period shall end at such time.

                  (c) Circumstances of Unavailability. With regard to any Unavailability that results in an Extended Outage Period, as soon as practicable after the commencement of such Extended Outage Period, Southern shall notify DYPM of:

          (i) The cause (or if not known, Southern's best estimate of the cause) of the Unavailability;

          (ii) The proposed corrective action that can be taken by Southern to resolve the Unavailability; and

          (iii) Southern's best estimate of the expected duration of the Extended Outage Period.

In addition, Southern shall advise DYPM of any material information relating to the cause, duration and resolution of an Unavailability as soon as practicable after such information becomes known to Southern whether before or after the commencement of an Extended Outage Period. Southern shall have an ongoing obligation to keep DYPM advised as to any significant changes with respect to the information provided pursuant to this subsection (c). Southern's estimate of the duration of an Unavailability shall be based on the best information then available to Southern. Southern shall promptly notify DYPM of any expected changes in the period of the Unavailability and shall continue its investigation in a Commercially Reasonable manner for the duration of such Unavailability.

(d) Obligations of Southern. Consistent with Prudent Industry Practices, Southern shall use Commercially Reasonable Efforts to avoid Unavailability and to minimize the duration of any Unavailability.

                  4.5.2    Southern Elections during an Unavailability.

          (a) Seller Election Period. Within [redacted] after the commencement of the Seller Election Period, Southern shall provide telephonic (or acceptable electronic) notice to DYPM of whether it will, to the extent of the Unavailability, either: [redacted].

Notwithstanding the occurrence of an Unavailability, [redacted]. Such action by Southern during the Carry Period shall not constitute an election for purposes of the Seller Election Period. Once made, however, such election shall apply for the remainder of the Seller Election Period, with appropriate recognition for Southern's actions (if any) during the Carry Period.

          (b) Determination Period. Within [redacted] after the commencement of an Unavailability, Southern shall, for each Hour Block within the Determination Period (but only for those hours not covered by an election in the Seller Election Period) and subject to Section 4.5.2(d), provide telephonic (or acceptable electronic) notice to DYPM (along with notice of the election for the first Day of the Extended Outage Period as required by
     Section 4.5.2(c)) of whether it will, to the extent of the Unavailability, either: [redacted]

          (c) Extended Outage Period. For each Day of an Extended Outage Period, Southern shall, for each Hour Block within such Day (but only for those hours not covered by an election in the Seller Election Period) and subject to Section 4.5.2(d), provide telephonic (or acceptable electronic) notice to DYPM of whether it will, to the extent of the Unavailability, either:
     [redacted]

Notice under this subsection (c) shall be provided by Southern no later than:
(i) for the first Day of the Extended Outage Period, the time that notice is provided under Section 4.5.2(b); and (ii) for all other Days of the Extended Outage Period, thirty (30) minutes after receipt of DYPM's Schedule for such Day under Section 6.1 (but no earlier than 0800 CPT). In addition, upon the commencement of the Extended Outage Period, Southern shall provide DYPM a non-binding projection of its anticipated elections under this subsection (c) for each Day of the expected duration of the Extended Outage Period.

(d)      Hour Block Elections.  [redacted]
         --------------------

                  (e)      Failure to Make Elections.  [redacted]
                           -------------------------

          (f) Schedule Changes during an Unavailability. For any hour of any Day during an Unavailability, if DYPM changes a Schedule provided pursuant to
     Section 6.1 after 0900 CPT of the previous Day so that Scheduled Energy is greater in such hour than contemplated at 0900 CPT of such previous Day (such greater amount being referred to as "Increased Scheduled Energy"), notwithstanding any other provision of this Section 4.5.2, Southern shall have the right, by providing telephonic (or electronic) notice to DYPM [redacted] after Southern receives DYPM's notice of such change, to either:
     [redacted]. If Southern does not make an election under this subsection (f) for any hour, Southern shall be deemed to have elected to cover Increased Scheduled Energy for such hour in the same manner as its prior elections under Section 4.5.2(a), (b) and (c). An election made by Southern (or deemed to have been made) under this subsection (f) shall only apply to Increased Scheduled Energy and shall not alter elections for Scheduled Energy made under Section 4.5.2(a), (b) and (c).

          (g) DYPM Right to Purchase Undelivered Energy. With respect to any Unavailability, DYPM shall have the right to purchase Undelivered Energy using Commercially Reasonable Efforts [redacted].

          (h) Exclusive Remedy. Southern's sole and exclusive liability and DYPM's sole and exclusive remedy for an Unavailability shall be determined by the election(s) chosen (or deemed to have been chosen) by Southern in accordance with this Section 4.5.2.

4.5.3    Performance in Accordance with Elections.

                  For any hour of an Unavailability, Southern shall be required to [redacted], but only to the extent that DYPM has properly requested and is entitled to receive Scheduled Energy for such hour in accordance with the terms of this Agreement.

4.5.4    Calculation of Equivalent ENDH.

                  For any hour in which Southern [redacted].

4.5.5    Example Calculations.

                  To demonstrate the application of provisions related to [redacted], example calculations are set forth in Appendix D.

4.5.6    Extended Unavailability.

                  [redacted].



                  4.5.7    Force Majeure Event.

(a) No Obligation to Deliver. For any hour in which a Force Majeure Event affecting the Facility or the facilities up to and at the Interconnection Point(s) is occurring or is continuing, to the extent that such event prevents Southern from delivering Scheduled Energy, Southern shall not be obligated to deliver, and DYPM shall not be entitled to receive, Scheduled Energy. In such event, to the extent of such Force Majeure Event, Southern shall not be required to make any of the elections under Section 4.5.2 [redacted].

(b)      Adjustment of Reservation Payment.  [redacted].
         ---------------------------------

4.5.8    Delivery Excuse.

                  (a) No Obligation to Deliver. For any hour in which a Delivery Excuse is occurring or is continuing, to the extent of such Delivery Excuse, Southern shall not be obligated to deliver, and DYPM shall not be entitled to receive, Scheduled Energy. In such event, to the extent of the Delivery Excuse, Southern shall not be required to make any of the elections under Section 4.5.2 and shall not be required to [redacted].

                  (b) Continuation of DYPM Obligations. DYPM shall not be relieved of its performance obligations hereunder during a Delivery Excuse, including its obligation to pay Southern the Reservation Payment, even if such Delivery Excuse continues for the remainder of the Term.

4.5.9    Delivery from the Facility.

                  Under no circumstance shall Southern be permitted to accumulate ENDH, claim an Unavailability, or claim a Force Majeure Event to the extent Southern is able, in a manner that is consistent with Prudent Industry Practices, to provide Scheduled Energy from the Facility as required hereunder.


                                    ARTICLE 5
                                    PAYMENTS

     5.1 Reservation Payment. Commencing on the Effective Date of Service and for each Month of the Term, DYPM shall pay to Southern a Reservation Payment for the Contract Capacity. The Reservation Payments for each Month are set forth in Appendix A.

     5.2 Energy Payment. Commencing on the Effective Date of Service and for each Month of the Term, DYPM shall pay to Southern an Energy Payment. The Energy Payment for each Month shall be equal to the product of: [redacted].

     5.3 Gas Payment, Fuel Purchase Payment, and Gas Reservation Payment.

          5.3.1 Commencing on the Effective Date of Service and for each Month of the Term, DYPM shall pay to Southern a Gas Payment equal to the sum of:
     [redacted].

          5.3.2 Commencing on the Effective Date of Service and for each Month of the Term, Southern shall pay to DMT a Fuel Purchase Payment equal to the sum of [redacted].

          5.3.3 Commencing on the Effective Date of Service and for each Month of the Term, Southern shall pay to DMT a Monthly Gas Reservation Payment equal to [redacted].

          5.4 Initial Dispatch Payment. Commencing on the Effective Date of Service and for each Month of the Term, DYPM shall pay to Southern an Initial Dispatch Payment equal to the sum of the Initial Dispatch Prices during such Month. The Initial Dispatch Price shall equal [redacted].

          5.5 Performance Bonus. For the Term of this Agreement, Southern shall receive a Summer Performance Bonus and a Non-Summer Performance Bonus, if applicable.

                  5.5.1    Summer Performance Bonus

                  The Summer Performance Bonus will be calculated based on the Months of June through August of each Contract Year and shall be paid by DYPM to Southern within thirty (30) Days after August 31 of each Contract Year. The Summer Performance Bonus shall be calculated as follows:

         Summer
         Performance
         Bonus              [redacted]

         where:

         Summer PAF is the performance adjustment factor corresponding to the calculated summer delivery performance factor ("Summer DPF") set forth in the Table below:

------------------------------------------------ -------------------------
                  Summer DPF                            Summer PAF

[redacted]                                       [redacted]

[redacted]                                       [redacted]

[redacted]                                       [redacted]

[redacted]                                       [redacted]


         Summer DPF is computed as follows:

         Summer DPF = [redacted].

                  5.5.2    Non-Summer Performance Bonus

                  The Non-Summer Performance Bonus will be calculated based on the Months of September through May of each Contract Year and shall be paid by DYPM to Southern within thirty (30) Days after May 31 of each Contract Year. The Non-Summer Performance Bonus shall be calculated as follows:

         Non-Summer
         Performance
         Bonus              [redacted]

         where:

         Non-Summer PAF is the performance adjustment factor corresponding to the calculated non-summer delivery performance factor ("Non-Summer DPF") set forth in the Table below:


 Non-Summer DPF                                Non-Summer PAF

[redacted]                                       [redacted]

[redacted]                                       [redacted]

[redacted]                                       [redacted]

[redacted]                                       [redacted]

[redacted]                                       [redacted]

[redacted]                                       [redacted]
--

         Non-Summer DPF is computed as follows:

         Non-Summer DPF = [redacted]

                           5.5.3 Notwithstanding the foregoing, the sum of the Summer Performance Bonus and the Non-Summer Performance Bonus shall not exceed [redacted] for any Contract Year.

         5.6 Additional Payments. In addition to the payments specified in this Section 5, the Parties shall pay all amounts due pursuant to the other provisions of this Agreement.

5.7      Regulatory.

                  5.7.1 The Parties anticipate that this Agreement will be filed with and accepted by FERC as a market based contract, and thus this Agreement shall not be contingent on FERC acceptance. Having freely negotiated and agreed upon the economic bargain among them as set forth hereunder and in the Other Southern Agreement, Southern, DYPM, and DMT waive all rights under Sections 205 and 206 of the Federal Power Act to effect a change in the Agreement. Moreover, it is the Parties' mutual intent that FERC be precluded, to the fullest extent permitted by law, from altering this Agreement in any way. Notwithstanding the foregoing, if at any time FERC takes some action that reduces the economic benefit of this Agreement and the Other Southern Agreement to Southern as contemplated on the Execution Date ("Original Economic Benefit"), Southern shall be deemed to have retained rights under Section 205 to file for changes in the Agreement, but only to the extent required to restore the Original Economic Benefit.

                  5.7.2 Southern may exercise its Section 205 rights provided under Section 5.7.1 if at any time it reasonably determines in its sole discretion that the application of FERC's ratemaking practices and procedures may support the restoration of some or all of the Original Economic Benefit. Before exercising such rights, Southern shall negotiate with DYPM and/or DMT in an effort to reach mutual agreement regarding amendments to this Agreement that would restore some or all of the Original Economic Benefit. Southern shall file any resulting amendments for acceptance by FERC, and DYPM and DMT shall actively support such filing(s). If the Parties are unable to agree upon such amendment(s), Southern shall be entitled to make unilateral filing(s) at FERC to modify the Agreement in order to restore some or all of the Original Economic Benefit. In this latter event, DYPM and DMT shall actively support Southern's filing and its right to recover the Original Economic Benefit; however, DYPM and DMT reserve the right to propose modifications based on a good faith belief that such filing implements revisions that would exceed the Original Economic Benefit.

                  5.7.3 Any amendment(s) or unilateral filing(s) contemplated hereunder shall restore the Original Economic Benefit (or any allowed portion thereof) for the remainder of the Term, including any portion of the Original Economic Benefit associated with prior periods (with interest). Nothing in this Agreement is intended to or shall restrict the number of times that Southern may exercise the above-described Section 205 rights during the Term or within any specific time frame.

               5.8 Wholesale  Generation  Rates. All payments  specified in this
          Article  5  are  the   unbundled   power  sales  rates  for  wholesale
          generation. Transmission related services are addressed in Article 7.


                                    ARTICLE 6
 SCHEDULING, SOUTHERN'S AND DYPM'S RIGHTS TO THE FACILITY, TITLE AND RISK OF
                                      LOSS

         6.1      Scheduling.

                  6.1.1 Daily Schedule. On each Business Day, Southern shall inform DYPM before [redacted] of the amount of Contract Energy expected to be available from the Facility (with and without power augmentation) for each hour of the following Day that is a Business Day, and any intervening Day. DYPM shall provide Southern its Schedule for each hour of each Day(s) on or before [redacted] of the previous Business Day. Such Schedule shall be consistent with the Scheduling Constraints and the terms of this Agreement. [redacted]. DYPM shall be responsible for complying with all transmission reservation, scheduling and tagging requirements (whether under the OATT or other industry scheduling requirements or standards) associated with the delivery of Scheduled Energy at and after the Delivery Point. All costs and expenses (including penalties) associated with a Schedule and Scheduled Energy at and beyond the Delivery Point shall be the sole responsibility of DYPM unless caused by Southern.

                  6.1.2 Delivery of Scheduled Energy. Subject to Southern's elections (if any) in Section 4.5.2, Southern shall deliver Scheduled Energy to the Delivery Point in accordance with DYPM's Schedule.

                  6.1.3    Schedule Limitation.  [redacted].

6.2      Replacement Resources Gas

                  6.2.1 Within [redacted] after receiving DYPM's Schedule for the next Day under Section 6.1.1 (but no earlier than [redacted], Southern shall notify DYPM (either telephonic or electronic) whether it will cover DYPM's Schedule utilizing Replacement Resources. If Southern provides notice that it will cover some portion (or all) of the Schedule with Replacement Resources, within [redacted] after receiving such notice by Southern, DMT shall offer a delivered price (in $/MMBTU) ("Replacement Gas Price") for the quantity of Gas (in MMBTU) equal to: (A) the quantity of Gas (in MMBTU) that would be required by the Facility to produce the sum of: (i) the Energy Output Level; (ii) energy to be served by Replacement Resources which is the subject of the current Southern election; and (iii) all previously established Replacement Energy Blocks and Performance Energy Blocks still in effect for such hour(s); less (B) the quantity of Gas (in MMBTU) required to produce (i) and (iii) (such quantities to be determined utilizing Figure 2 of Appendix C with appropriate recognition of ambient temperature and relative humidity levels at the Facility). The difference calculated in the foregoing sentence shall be referred to herein as Replacement Gas. Within [redacted] of receiving such price, Southern shall then elect to: (i) treat the price offered by DMT as the Replacement Gas Price (including for purposes of Section 5.3.1) and not require DMT to deliver Replacement Gas; or (ii) treat the price offered by DMT as the Replacement Gas Price (including for purposes of Section 5.3.1) and require DMT to deliver Replacement Gas at alternate delivery points, provided that Southern shall compensate DMT for the additional actual costs (if any) incurred to deliver to such alternate points in lieu of delivery to the Facility. In the case of (ii), Southern shall receive and purchase from DMT, and DMT shall supply and sell to Southern, the Replacement Gas at the Replacement Gas Price, at such alternate delivery point(s) specified by Southern (such transaction to be performed pursuant to another contemporaneous agreement between the Parties). DMT will use Commercially Reasonable Efforts to arrange for delivery to the alternate delivery point(s); provided, however, that Southern bears the risk to the extent the delivery arrangements associated with delivery to the Facility are not adequate to arrange for deliveries to the alternate delivery point(s).

                  6.2.2 In the event that DYPM increases the amount of Scheduled Energy (or submits a Schedule where none existed) (such increased amount being referred to as the "Increased Scheduled Energy") for any hour after it has submitted the Schedule for such hour pursuant to the second sentence of Section
6.1 (or after 0900 CPT if no Schedule was submitted), then Southern shall notify DYPM (either telephonic or electronic) whether it will cover DYPM's Schedule utilizing Replacement Resources. If Southern provides notice that it will cover some portion (or all) of the Increased Scheduled Energy with Replacement Resources, the Parties shall follow the procedures set forth in Section 6.2.1 with regard to establishing a Replacement Gas Price, determining quantity(ies) of Replacement Gas and, if required by Southern, accomplishing the delivery of Replacement Gas by DMT to alternate delivery point(s); provided, however, the Operating Committee shall establish the pertinent time frames for communications of the Parties in this regard.

                  6.2.3 In the event that DYPM decreases the amount of Scheduled Energy for any hour in which Southern has previously notified DYPM that it will provide some portion of Scheduled Energy from Replacement Resources, and to the extent that Southern determines (consistent with Scheduling Constraints and the terms of this Agreement) that the requested decrease will not be accommodated by lowering the output of the Facility, Southern shall decrease the amount of Scheduled Energy provided from Replacement Resources (the amount of such decrease from Replacement Resources being referred to as the "Decreased Replacement Energy"). Southern shall propose to DYPM a delivered price (in $/MMBTU) ("Decreased Replacement Gas Price) for the amount of Gas (in MMBTU) that would have been required for the Decreased Replacement Energy amount at the Facility (such amount to be determined utilizing Figure 2 of Appendix C with appropriate recognition of ambient temperature and relative humidity levels at the Facility and being referred to herein as "Decreased Replacement Gas") assuming the entire amount of Scheduled Energy and energy associated with the Reserved Capacity scheduled under the Other Southern Agreement was to be produced at the Facility (including the Decreased Replacement Energy). After receiving such price, DYPM shall then elect to: (i) treat the price offered by Southern as the Decreased Replacement Gas Price and not require Southern to deliver Decreased Replacement Gas; or (ii) treat the price offered by Southern as the Decreased Replacement Gas Price and require Southern to deliver Decreased Replacement Gas at alternate delivery points, provided that DYPM shall compensate Southern for the additional actual costs (if any) incurred to deliver Decreased Replacement Gas to such alternate delivery points in lieu of delivery to the Facility. In the case of (ii), DYPM shall receive and purchase from Southern, and Southern shall supply and sell to DYPM, the Decreased Replacement Gas at the Decreased Replacement Gas Price, at such alternate delivery point(s) specified by DYPM (such transaction to be performed pursuant to another contemporaneous agreement between the Parties). Southern will use Commercially Reasonable Efforts to arrange for delivery to the alternate delivery point(s); provided, however, that DYPM bears the risk to the extent the delivery arrangements associated with delivery to the Facility are not adequate to arrange for deliveries to the alternate delivery point(s). In addition, the Parties shall calculate a Replacement Gas Adjustment. The Replacement Gas Adjustment shall equal the product of: (i) the Replacement Gas Price less the Decreased Replacement Gas Price; and (ii) the Decreased Replacement Gas. If the Replacement Gas Adjustment is positive, then DYPM shall owe such amount to Southern. If the Replacement Gas Adjustment is negative, then Southern shall owe the absolute value of such amount to DYPM. In the event that there are multiple Replacement Gas Prices applicable to multiple Replacement Gas quantities for any hour (pursuant to Section 6.2.1 and 6.2.2), for the purposes of calculating the Replacement Gas Adjustment, the Replacement Gas Price(s) shall be utilized in the order they were established until the entire quantity of Decreased Replacement Gas is satisfied with corresponding quantities of Replacement Gas. The Operating Committee shall establish the pertinent time frames for communications of the Parties under this Section 6.2.3.

                6.2.4 In the event that Southern elects to pay Performance Payments for any hour pursuant to Section 4.5.2, the Parties shall follow procedures consistent with those set forth in Section 6.2.1 and/or Section 6.2.2 in order to establish a Replacement Gas Price for calculating the applicable Hourly Performance Payment Gas Cost under Section 8.13.3 and, if required by Southern, accomplishing the delivery of Replacement Gas by DMT to alternate delivery point(s); provided, however, the Operating Committee shall establish the pertinent time frames for communications of the Parties in this regard. Any decreases in Scheduled Energy covered by Performance Payments shall be treated consistent with Section 6.2.3.

         6.3 Southern's Rights to the Facility. During any time for which DYPM has not submitted (or is not permitted to submit) a Schedule or during any time when Scheduled Energy is being provided from Replacement Resources, Southern shall have the right to dispatch the Facility for its own purposes to the extent not Scheduled (or permitted to be Scheduled) or Scheduled Energy is not provided from the Facility, including for the purpose of supplying energy to third parties. Any Schedule provided by DYPM in accordance with the terms of this Agreement (including Section 6.1) shall have priority over Southern's dispatch.

                  6.4 Title and Risk of Loss. Southern shall be deemed to be in exclusive control of the Scheduled Energy prior to the Delivery Point. DYPM shall be deemed to be in exclusive control of the Scheduled Energy at and after the Delivery Point. Custody, title and risk of loss of Contract Capacity and Scheduled Energy shall transfer from Southern to DYPM at the Delivery Point.

         6.5      Provision of Committed Capacity.

                  6.5.1    [redacted].

                  6.5.2    [redacted].

                  6.5.3    [redacted].

                  6.5.4    [redacted].

                  6.5.5    [redacted].

                  6.5.6    [redacted].




                                    ARTICLE 7
                              TRANSMISSION SERVICE

         7.1 DYPM Obligations and Assumption of Transmission Risk. DYPM, or its designee, shall arrange, obtain, contract, and pay for any and all transmission service and ancillary services required (including service under the OATT) to deliver the Contract Capacity and Scheduled Energy (and any other energy hereunder) from and beyond the Delivery Point. During transmission curtailments, Southern will cooperate to assist DYPM in modifying deliveries of Scheduled Energy with less restrictive notice provisions than those set forth in Article 6; provided, however, Southern shall have no liability or obligation to the extent it does not allow DYPM to deviate from such notice requirements. Notwithstanding anything set forth in Section 7.2, Section 7.4 or elsewhere to the contrary, it is DYPM's sole and exclusive responsibility at all times to arrange, obtain, contract and pay for any and all transmission and ancillary services required to deliver any energy hereunder from and beyond the Delivery Point. DYPM assumes all risk associated with the availability, adequacy and cost of such transmission service and ancillary services.

         7.2 Southern Obligations. Southern, or its designee, shall arrange, obtain, contract, and pay for any transmission service required to deliver Contract Capacity and Scheduled Energy (whether from the Facility or Replacement Resources) to the Delivery Point. Southern will also be responsible for securing and maintaining an Interconnection Agreement with the applicable transmission provider that allows Southern to deliver Scheduled Energy to the Interconnection Point up to the Energy Output Level. Southern shall not form or permit to be formed, a "control area" or a similar arrangement with respect to the Facility, without the prior written consent of DYPM, which consent shall not be unreasonably withheld.

         7.3 Imbalances and Penalties. Any penalties or imbalances resulting from actions or inactions of DYPM or DMT (or any third party to which DYPM may be supplying the capacity and energy provided hereunder) will be the responsibility of DYPM and/or DMT. Any penalties or imbalances resulting from actions or inactions of Southern will be the responsibility of Southern.

         7.4      Optional System Upgrades.

                  7.4.1 As soon as practicable, Southern shall provide DYPM the final System Impact Study (as defined in the OATT) performed by Southern Company Transmission in connection with the interconnection of the Facility to the Southern Company Transmission System. Within ten (10) Days after the System Impact Study is provided to DYPM, DYPM shall notify Southern ("Study Notice") whether it desires Southern Company Transmission to conduct a Facilities Study (as defined in the OATT) in order to identify Optional System Upgrades and the costs of such Optional System Upgrades. DYPM's Study Notice shall specifically identify those transmission constraints which DYPM desires the Optional System Upgrades to address. If DYPM does not provide the Study Notice within ten (10) Days after the System Impact Study is provided, DYPM shall be deemed to have decided not to pursue any Optional System Upgrades and the other provisions of this Section 7.4 shall not apply. DYPM shall be responsible for all costs and expenses charged to Southern by Southern Company Transmission in connection with the study of Optional System Upgrades. DYPM shall reimburse Southern for such costs and expenses (with interest) within ten (10) Days after receiving an invoice from Southern for the same.

                  7.4.2 As soon as practicable, Southern shall provide DYPM all portions of the final Facilities Study performed by Southern Company Transmission that address Optional System Upgrades. Within fifteen (15) Days after such Facilities Study is provided, DYPM shall notify Southern ("Facilities Notice") of the Optional System Upgrades that it desires to have constructed. If DYPM does not provide the Facilities Notice within such fifteen (15) Day period, DYPM shall be deemed to have decided not to pursue any Optional System Upgrades and the other provisions of this Section 7.4 shall not apply. If the Facilities Notice indicates that DYPM desires to have Optional System Upgrades constructed, Southern shall utilize Commercially Reasonable best efforts in order to include the relevant Optional System Upgrades in the Interconnection Agreement or some other agreement as determined by Southern; provided, however, Southern shall have no liability or obligation to DYPM if Southern Company Transmission determines that Optional System Upgrades cannot be included in the Interconnection Agreement or another agreement.

7.4.3 During the course of Southern's negotiation of the Interconnection Agreement (or other pertinent agreement), Southern shall consult with DYPM to ensure that the scope of the Optional System Upgrades and estimated timing for construction of upgrades included in such agreement is consistent with the desires of DYPM relative to such upgrades. Southern shall also consult with DYPM regarding DYPM's desired payment schedule for the costs of Optional System Upgrades and will, to the extent possible, negotiate the Interconnection Agreement (or other agreement) so that it reflects the desired payment schedule. DYPM acknowledges, however, that the schedule of payments for and the timing for construction and operation of Optional System Upgrades are outside the control of Southern and will be determined solely by Southern Company Transmission. Southern shall have no liability or obligation to DYPM with respect to the cost of Optional System Upgrades (including any costs of such upgrades that exceed projected costs under the Interconnection Agreement) or the timing for the construction and operation of such upgrades (including any delays beyond any dates set forth in the Interconnection Agreement for construction and operation of such upgrades). DYPM expressly assumes all risk associated with delays and cost overruns in connection with Optional System Upgrades.

                  7.4.4 Prior to executing an Interconnection Agreement that includes provisions with respect to Optional System Upgrades desired by DYPM under this Section 7.4, Southern shall first obtain DYPM's approval of those provisions of the Interconnection Agreement relating to Optional System Upgrades and related payment requirements. Southern shall, however, be entitled to execute at any time an Interconnection Agreement that does not contain provisions addressing Optional System Upgrades; provided, however, that Southern shall provide DYPM fifteen (15) Days prior notice before it executes such an Interconnection Agreement.

                  7.4.5 DYPM shall pay to Southern (for payment to Southern Company Transmission, or reimburse Southern if Southern shall have paid) all amounts required to be paid for Optional System Upgrades pursuant to the Interconnection Agreement or other pertinent agreement (including any amounts in excess of projected costs for such upgrades). DYPM shall pay Southern such amounts at least ten (10) Business Days prior to the time that corresponding payments are required to be made under the Interconnection Agreement (or other agreement). To the extent that DYPM pays for Optional System Upgrades under the Interconnection Agreement (or other agreement), Southern shall transfer to DYPM any transmission credits that Southern receives with respect to such payments (excluding any credits received with respect to other facilities under the Interconnection Agreement). As currently contemplated by the OATT, such credits would effectively represent a right on the part of the Southern to be reimbursed for the costs of Optional System Upgrades as transmission service from the Facility is reserved or taken. Such reimbursement may take the form of an offset to payments otherwise owed to Southern Company Transmission by Southern. Southern shall transfer such credits to DYPM as they are received from Southern Company Transmission (including any interest that Southern may receive from Southern Company Transmission in connection with such credits).


                                    ARTICLE 8
                  GAS DELIVERY OBLIGATIONS AND GAS ARRANGEMENTS


         8.1 DMT Obligations. DMT shall deliver the Gas Requirements to Southern at the Gas Delivery Point. DMT shall deliver Replacement Gas pursuant to Section
6.2 at the Alternate Gas Delivery Point(s). DMT shall make any and all Gas Nominations required for the delivery of the Gas hereunder to the Gas Delivery Point and Alternate Gas Delivery Point(s). DMT shall not be obligated to deliver Gas in excess of the Gas Requirements, except as may be required under Section
6.2. DMT's obligation to supply Gas hereunder shall commence upon the Effective Date of Service and shall continue until the end of the Term.

               8.2 Southern Obligations. Southern shall purchase and receive the Gas Requirements from DMT at the Gas Delivery Point. Southern shall purchase and receive Replacement Gas pursuant to Section 6.2 at the Alternate Gas Delivery Point(s).

               8.3 Transportation Obligations. DMT shall be solely responsible, at its sole cost and expense, for procuring all transportation capacity from the applicable Transporter(s) required to deliver: (i) the Gas Requirements to the Gas Delivery Point; and (ii) Replacement Gas under Section 6.2 to the Alternate Gas Delivery Point(s). DMT shall bear all costs and expenses in connection with the delivery of Gas hereunder prior to and at the Gas Delivery Point and/or the Alternate Gas Delivery Point(s). Under no circumstance shall Southern have any obligation to obtain or pay for transportation capacity in order to deliver Gas hereunder to the Gas Delivery Point or the Alternate Gas Delivery Point(s) (except for those costs Southern has expressly agreed to bear under Section 6.2).

         8.4      Pipeline Imbalance Charges.

                  8.4.1 The Parties acknowledge that due to normal operating characteristics and efficiencies of the Facility, imbalances between the quantities of Gas nominated by DMT hereunder and the Gas Requirements will occur and cannot be avoided. Such imbalances will result from, among other things, the variation of the Facility's heat rate on a Day to Day and an hourly basis.

                  8.4.2 Notwithstanding any other provision contained herein or elsewhere, but subject to Section 8.4.3 below, [redacted].

                  8.4.3    [redacted].

                  8.4.4    Subject to Section 8.4.3, [redacted].

         8.5 Gas Nominations Responsibility. DMT shall be responsible for making all Gas Nominations with the applicable Transporters upstream of and to the Gas Delivery Point and Alternate Gas Delivery Point(s). DMT shall provide Southern any information that a Transporter may require from Southern. DMT shall nominate quantities of Gas sufficient to produce the Energy Output Level. Variances between the nominated quantities and quantities required to produce the Energy Output Level as determined utilizing Figure 2 of Appendix C (with appropriate recognition of ambient temperature and relative humidity levels at the Facility) may be permitted so long as the variances are consistent with the Transporter's then current application of the Gas Tariff. To the extent that Southern, as delivery point operator at the Gas Delivery Point, is requested by the Transporter to conform nominated quantities to actual deliveries at the Gas Delivery Point during any given period, DMT and/or DYPM shall conform its nominated quantities to the Gas Requirements for such period (which, if necessary, shall include altering the Energy Output Level).

         8.6 Title. Title to all Gas delivered by DMT under this Agreement shall pass to Southern at the Gas Delivery Point and/or the Alternate Gas Delivery Point(s). DMT shall be deemed to be in exclusive control and possession of the Gas delivered hereunder prior to and at the Gas Delivery Point and/or the Alternate Gas Delivery Point(s). Southern shall be deemed to be in exclusive control and possession of Gas delivered hereunder after the Gas Delivery Point and/or the Alternate Gas Delivery Point(s).

         8.7 Specifications. Gas delivered by DMT shall meet or exceed the minimum quality specifications of the applicable Transporter(s). Gas delivered by DMT shall be delivered at pressures sufficient to cause such Gas to enter the applicable facilities at the Gas Delivery Point and/or the Alternate Gas Delivery Point(s), but not below the minimum allowable or above the maximum allowable operating pressure specified by the Transporter(s). Gas provided by DMT hereunder shall be free from contamination and shall conform to the Gas Tariff specifications. If any Gas delivered by DMT shall fail to conform to the requirements of this Section 8.7 ("Non-Conforming Gas"), Southern shall be entitled, in its sole discretion, to refuse to accept the delivered quantities. In such event, DMT will be deemed to have failed to perform its obligation to deliver Gas hereunder. To the extent that Southern incurs damages, costs and/or expenses as a result of its receipt of Non-Conforming Gas, notwithstanding the reason for or any third party responsibility for such Non-Conforming Gas, DMT shall reimburse Southern for such damages, costs and/or expenses within [redacted] after receiving an invoice from Southern for the same. DMT shall be solely responsible for making any claims against or seeking indemnification from a Transporter for any such damages, costs and/or expenses it pays hereunder.

         8.8      Gas Metering.

                  8.8.1 To the maximum extent possible and subject to the capabilities of the Gas Metering Equipment, Gas delivered by DMT hereunder shall be measured at the Gas Delivery Point on a continuous real-time basis. The Gas Metering Equipment shall be used to determine the quantity of Gas delivered at the Gas Delivery Point. Facility Metering Equipment may be installed at the Facility to monitor consumption (on a continuous real time basis) of Gas at the Facility.

                  8.8.2 Southern shall be responsible for performing, or causing to be performed, and shall bear all costs and expenses of the installation, maintenance, repair, testing and initial calibration of the Gas Metering Equipment and the Facility Metering Equipment (to the extent not otherwise installed, maintained, tested and calibrated by the Transporter or other third party). DMT shall reimburse Southern for up to [redacted] in costs and expenses incurred by Southern to install the Facility Metering Equipment within [redacted] after receipt of an invoice from Southern for the same.

                  8.8.3. Southern will cooperate with DMT in order to permit DMT, at DMT's sole cost and expense, to either install electronic access to Gas Metering Equipment and Facility Metering Equipment, or to install DMT's own real-time meters downstream of the Gas Metering Equipment.

                  8.8.4 The Operating Committee shall establish procedures to ensure the accuracy of the Gas Metering Equipment and the Facility Metering Equipment.

               8.9 Hourly Southern Gas Costs. For each hour, Hourly Southern Gas Costs shall be calculated. The Hourly Southern Gas Costs shall equal [redacted].

               8.10 Operating Procedures. The Operating Committee shall develop any other Gas Nominations and operating procedures to apply under this Agreement.

         8.11     Obligations with Respect to Gas.

                  8.11.1 DMT is responsible for procuring and supplying all Gas required to produce the Energy Output Level and as otherwise required by this Agreement.

                  8.11.2 In the event of and for the duration of a Delivery Excuse under Section 16.1, Southern shall have no obligation to procure any portion of the Gas supply, or make any substitute arrangement, in order for the Facility to produce any portion of the Energy Output Level, even if such Delivery Excuse lasts for the duration of the Term. Southern may, however, procure Gas in order to produce energy from the Facility for its own purposes, including for sale to third parties.

         8.12     Determination of DYPM Gas Costs.

                  8.12.1 For each hour the Facility produces energy or is ramping up or down, the Hourly DYPM Gas Costs shall be calculated as follows:

                  Hourly DYPM Gas Costs = [redacted]


                  Where:

                  Adjusted Gas
                  Volume
                  (in MMBTU) =                   [redacted]

                  Actual Gas
                  Volume =                       [redacted]

                  Reserved Capacity
                  Gas =                          [redacted]



                  Reserved
                  Capacity Energy =              [redacted]

                  Southern Gas
                  Consumed =                     [redacted]

                  Gas Index =                     [redacted].

                  8.12.2   [redacted].

               8.13 Determination of Replacement Resources Gas Costs and Hourly Performance Payment Gas Cost.

                  8.13.1 For each hour that Southern provides some portion of Scheduled Energy and/or energy associated with Reserved Capacity [redacted]:

                  Hourly Replacement
                  Resources Gas Costs
                  ($) =                              [redacted]

                  Where:

                  Replacement Energy
                  Block =                            [redacted]

                  Replacement Gas
                  Costs =                            [redacted]

                  Replacement Gas
                  Price =                            [redacted]

                  Replacement
                  Resources
                  Gas =                              [redacted]

                  8.13.2   [redacted].

                  8.13.3 For each hour that Southern elects to pay Performance Payments pursuant to Section 4.5.2 and/or in connection with energy associated with the Reserved Capacity, an Hourly Performance Payment Gas Cost shall be calculated as follows:

                  Hourly Performance
                  Payment Gas Cost
                  ($) =                              [redacted]

                  Where:


                  Performance Energy
                  Block =                            [redacted]

                  Performance Gas
                  Costs =                            [redacted].

                  Replacement Gas Price =            [redacted].

                  Performance Gas =                  [redacted]

                  8.13.4 It is the intent of the Parties that all Gas volumes calculated under this Section 8.13 associated with energy not delivered from the Facility shall be determined as if such energy was produced by the Facility incremental to (i.e., above) the Energy Output Level in the relevant period (as determined pursuant to Figure 1 of Appendix C).

               8.14 Initial Performance Target. Southern does not guarantee or warrant that the Initial Heat Rate of the Facility will meet the Initial Performance Target. Nevertheless, in the event the Initial Performance Target is not met and [redacted]

         8.15 Degradation of Initial Heat Rate. The Parties acknowledge that the Facility may experience an increase in the Initial Heat Rate over time due to normal operations. In the event DYPM believes the Initial Heat Rate of the Facility has increased by more than the Maximum Allowable Degradation, DYPM may require Southern to perform a Heat Rate Test. DYPM may request a Heat Rate Test no more frequently than once every [redacted]. The cost of Heat Rate Tests will be paid by DYPM if the results of the Heat Rate Test ("Tested Heat Rate") reveal a Tested Heat Rate below the Initial Heat Rate plus the Maximum Allowable Degradation and by Southern if the Tested Heat Rate exceeds the sum of the Initial Heat Rate plus the Maximum Allowable Degradation. Upon completion of a Heat Rate Test, if the Tested Heat Rate is greater than the Initial Heat Rate plus the Maximum Allowable Degradation, DYPM shall be compensated in accordance with the calculation set forth below for the increased heat rate degradation based on the amount by which the Tested Heat Rate exceeds the sum of the Initial Heat Rate plus the Maximum Allowable Degradation. The compensation shall begin on the date that DYPM requested the Heat Rate Test revealing the excessive degradation and shall continue until such time as Southern conducts a subsequent Heat Rate Test and establishes a new Tested Heat Rate, which Heat Rate Test shall be conducted at Southern's expense. If the new Tested Heat Rate is less than the Initial Heat Rate plus the Maximum Allowable Degradation, Southern shall no longer be required to compensate DYPM as described below. If the new Tested Heat Rate is greater than the Initial Heat Rate plus the Maximum Allowable Degradation, Southern shall continue to compensate DYPM in accordance with the formula set forth below; provided, however, such compensation shall be revised based on the new Tested Heat Rate. The Monthly Heat Rate Compensation shall be calculated using the formulas below for each Billing Month:


         MHRC = [redacted]

         where:

         MHRC              = [redacted]
                           = [redacted].

         MAGV              = [redacted]
                           = [redacted].

         Fuel Cost         = [redacted].

         If the period of calculation for the Monthly Heat Rate Compensation includes a partial Billing Month, all values used in said calculations will include only the Days of the Billing Month which are subject to the Monthly Heat Rate Compensation.

         8.16 Ramping Gas and Energy. Appendix C includes tables indicating the amount of Gas required, expected duration, megawatt hours produced, and time required for a Cold Start, Warm Start, Hot Start, and the termination of energy deliveries pursuant to a Schedule. DMT shall be responsible for procuring and supplying all Gas required to ramp the Facility up and down to produce the Energy Output Level. DYPM shall receive and accept at the Interconnection Point all energy produced by the Facility during ramping in connection with the Energy Output Level. Ramp energy shall not be deemed to be Scheduled Energy under this Agreement. Southern shall have no liability or obligation with respect to ramp energy (or the failure to provide such energy). In addition, Southern shall not be required to make any elections under Section 4.5.2 with respect to ramp energy and shall not be required to deliver such energy from Replacement Resources, accumulate ENDH or pay Performance Payments with respect to such energy.


                                    ARTICLE 9
                                ELECTRIC METERING

         9.1      Metering.

                  9.1.1 To the maximum extent possible given the capabilities of the Electric Metering Equipment, the Energy Output Levels shall be metered at the Delivery Point on a continuous real-time basis (or elsewhere as corrected to the Delivery Point based on agreed upon industry standard loss compensation mechanisms to be determined by the Operating Committee). The Electric Metering Equipment shall be used to determine conclusively, subject to Section 9.4, the Energy Output Level at the Delivery Point.

                  9.1.2 Southern shall be responsible for performing, or causing to be performed, and shall bear all costs and expenses of the installation, maintenance, testing and initial calibration of the Electric Metering Equipment and the maintenance and testing of the electrical facilities and Protective Apparatus, including any transmission equipment and related facilities, necessary to interconnect the Facility at the Interconnection Point. All Electric Metering Equipment must conform to the requirements of Southern Company Transmission.

                  9.1.3 Southern will work with DYPM to permit DYPM, at DYPM's expense, either to install electronic access to the existing real-time electric meters or to install DYPM's own real-time meters.

                  9.1.4 Energy delivered to an Alternate Delivery Point as provided in this Agreement shall be measured in accordance with Prudent Industry Practices.

         9.2 Industry Standards. All Electric Metering Equipment, whether owned by Southern or by a third party, shall be operated, maintained and tested by and/or on behalf of Southern in accordance with Prudent Industry Practices.

         9.3 Access. Each Party shall have the right to receive reasonable advance notice with respect to, and to be present at the time of, any installing, changing, repairing, inspecting, testing, calibrating or adjusting of Electric Metering Equipment irrespective of whether such Electric Metering Equipment is owned or operated by Southern or by a third party. Upon reasonable advance notice, Southern shall make available to DYPM all data, records and charts relating to the Electric Metering Equipment, together with measurements and calculations therefrom, for inspection and verification.

         9.4 Calibration. Southern at its sole cost and expense shall inspect and calibrate, or cause to be inspected and calibrated, all Electric Metering Equipment periodically, but not less frequently than as required by Southern Company Transmission, or if not specified in the Interconnection Agreement, in accordance with Prudent Industry Practices.

         9.5 Records. The Parties shall maintain accurate and detailed records relating to the hourly Energy Output Level for three years or for such longer period as may be required by FERC or an applicable Government Agency. All records shall be available for inspection by either Party upon reasonable notice.

         9.6 Meter Errors. If the Electric Metering Equipment fails to register, or if the measurement made by a metering device is found upon testing to vary by more than the variance permitted under the Interconnection Agreement from the measurement made by the standard meter used in the test, an adjustment shall be made correcting all measurements of energy made by the Electric Metering Equipment during: (i) the actual period when inaccurate measurements were made, if that period can be determined to the mutual satisfaction of the Parties; or
(ii) if such actual period cannot be determined to the mutual satisfaction of the Parties, the latter half of the period from the date of the last test of the Electric Metering Equipment to the data such failure is discovered or such test is made (each being an "Adjustment Period"). If the Parties are unable to agree on the amount of the adjustment to be applied to the Adjustment Period, the amount of the adjustment shall be determined: (i) by correcting the error if the percentage of error is ascertainable by calibration, tests or mathematical calculation; or (ii) if not so ascertainable, by estimating on the basis of deliveries under similar conditions during the period since the last test. If a discrepancy is discovered for an Adjustment Period between the quantities of Delivered Energy and the measured quantities of the Electric Metering Equipment, then unless physical (and corresponding financial) discrepancies between such quantities have been previously resolved through reconciliation provisions imposed by the applicable transmission provider or through other controlling true-up mechanisms separate from this Agreement governing the generation and delivery of energy from the Facility, within thirty (30) Days after the determination of the amount of any necessary adjustment under this Section 9.6, DYPM shall pay Southern any additional amounts then due for deliveries of Scheduled Energy during the Adjustment Period or DYPM shall be entitled to a credit against any subsequent payments for Schedule Energy, as the case may be.

     9.7 Subject to Interconnection Agreement. The application of the provision in this Article 9 shall be subject to all of the pertinent requirements and limitations of the Interconnection Agreement.


                                   ARTICLE 10
                               BILLING AND PAYMENT

         10.1 Timing; Method of Payment. The billing Party will submit to the other Party, as promptly as practicable after the first of each Billing Month, an invoice (by mail, facsimile or electronic means) for transactions and the amounts due under the terms of this Agreement for the preceding Month. Bills for each Billing Month shall be due and payable on the tenth (10th) Day after the Day on which the billed Party receives the invoice, unless otherwise agreed. Payment shall be made, on or before the due date, to the billing Party in accordance with the invoice in immediately available funds through wire transfer, or other mutually agreeable method.

         10.2 Late Payment. Amounts that are owed by a Party shall, if not remitted within the time period specified under Section 10.1, be subject to a late payment charge equal to the interest calculated pursuant to Section 20.8, accrued and payable on a monthly basis with respect to the unpaid amount. Such late payment charge shall accrue from the due date of such amount until the date on which it is paid.

         10.3     Disputed Billings.   [redacted]

         10.4 Adjustments. If any overcharge or undercharge in any form whatsoever shall at any time be found and the invoice therefor has been paid, the Party that has been paid the overcharge shall refund the amount of the overcharge to the other Party, and the Party that has been undercharged shall pay the amount of the undercharge to the other Party, within thirty (30) Days after final determination thereof; provided, however, that no retroactive adjustment shall be made for any overcharge or undercharge unless written notice of the same is provided to the other Party within a period of twenty-four (24) Months from the date of the invoice in which such overcharge or undercharge was first included. Any such adjustments shall be made with interest calculated in accordance with Section 20.8 from the date that the undercharge or overcharge actually occurred.

         10.5 Audit Rights. The Parties shall keep complete and accurate records, meter readings and memoranda of their operations under this Agreement and shall maintain such data for a period of at least two (2) years after the completion of each Billing Month hereunder; provided, however, records relating to a disputed matter shall be retained until the dispute is resolved. Such records shall be available for inspection and audit by the other Party upon reasonable request and during a regular Business Day.


                                   ARTICLE 11
                                  CHANGE IN LAW

         11.1 Limitations. The Parties acknowledge that during the Term of this Agreement, Changes in Law that increase Southern's cost of providing capacity and/or energy hereunder could occur. During the Term, Southern will be responsible for up to a total of [redacted] of Increased Generation Costs ("Cost Threshold"). Notwithstanding the foregoing, any Increased Generation Costs in any Contract Year in excess of [redacted] will be paid by DYPM through an additional payment or surcharge (the "Change in Law Surcharge"). Once Southern has incurred Increased Generation Costs up to the Cost Threshold, DYPM shall pay for all Increased Generation Costs through the Change in Law Surcharge, as provided below. In lieu of the Change in Law Surcharge, the Parties may agree on other payment mechanisms whereby DYPM shall pay for Increased Generation Costs. Alternatively, the Parties may mutually agree on certain reductions in DYPM's rights to purchase Contract Capacity and Scheduled Energy in lieu of payment of Increased Generation Costs.

         11.2     Determination.   [redacted].

         11.3 Initiation of Surcharge. In the event that total Increased Generation Costs for any Contract Year will exceed [redacted], or if the Cost Threshold will be exceeded, Southern shall provide DYPM with written notice of a proposed Change in Law Surcharge. No earlier than [redacted] thereafter, Southern may initiate the Change in Law Surcharge consistent with such notice. For purposes of developing the Change in Law Surcharge, appropriate proration shall be made to reflect any uprates under Section 3.1.4 that DYPM elected not to purchase and to which Southern is entitled to utilize.

         11.4     Timing.   [redacted].

     11.5 Contest and Dialogue. [redacted]. Whenever either Party anticipates the possibility of a Change in Law, it may request meeting(s) to engage in open dialogue with the other to exchange ideas regarding potential courses of action.


                                   ARTICLE 12
                 LIABILITY ALLOCATION; LIMITATIONS ON LIABILITY

         12.1 Costs, Taxes and Charges. Except as otherwise provided in this Agreement, in addition to all other amounts due and payable under this
   Agreement: (i) Southern shall be responsible for all costs, Taxes, and charges of any kind relating to the delivery of energy, capacity, transmission, and/or related services prior to the Delivery Point (by way of clarification of the foregoing, Taxes prior to the Delivery Point include: ad valorem taxes on the Facility; income taxes on Southern or its property; and taxes on payments made to Southern under this Agreement); and (ii) DYPM shall be responsible for all costs, Taxes, and charges of any kind relating to the delivery of energy, capacity, transmission, and/or related services at and after the Delivery Point (by way of clarification of the foregoing, Taxes at and after the Delivery Point include: income taxes on DYPM or its property, and any taxes incurred in connection with downstream sales of the Scheduled Energy). Each Party shall provide the other Party upon written request a certificate of exemption or other reasonably satisfactory evidence of exemption if any exemption from or reduction of any Tax is applicable. Each Party shall exercise Commercially Reasonable Efforts to obtain and to cooperate in obtaining any exemption from or reduction of any Tax.

         12.2     Indemnification.

                12.2.1 Unless otherwise agreed in writing by the Parties, Southern and DYPM shall each defend, indemnify and save harmless the other and their respective officers, directors, servants, agents, employees and representatives from and against any and all claims, demands, costs or expenses (including reasonable attorneys' fees) for loss, damage or injury to any person, property or interest arising out of or in any way related to this Agreement to the extent such loss, damage or injury occurs on its own side of the Delivery Point, irrespective of negligence, whether actual or claimed, of the other. Nothing in this Agreement shall create a contractual relationship between one Party and the customers of the other Party, nor shall it create a duty of any kind to such customers.

                12.2.2 Unless otherwise agreed in writing by the Parties, Southern and DMT shall each defend, indemnify and save harmless the other and their respective officers, directors, servants, agents, employees and representatives from and against any and all claims, demands, costs or expenses (including reasonable attorneys' fees) for loss, damage or injury to any person, property or interest arising out of or in any way related to this Agreement to the extent such loss, damage or injury occurs on its own side of the Gas Delivery Point, irrespective of negligence, whether actual or claimed, of the other. Nothing in this Agreement shall create a contractual relationship between one Party and the customers of the other Party, nor shall it create a duty of any kind to such customers.

         12.3     Limitation of Liability.

                  12.3.1 there are no warranties under this agreement EXCEPT TO THE EXTENT SPeciFICALLy set forth HEREIN. the parties hereby specifically disclaim and exclude all implied warranties, including the implied warranties of merchantability and of fitness for a particular purpose.

                  12.3.2 NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES SUFFERED BY THAT PARTY OR BY ANY CUSTOMER OF THAT PARTY, FOR lost profits or other business interruption damages, WHETHER BY VIRTUE OF ANY STATUTE, IN TORT OR CONTRACT, UNDER ANY PROVISION OF INDEMNITY OR OTHERWISE. THE PARTIES INTEND THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING, WITHOUT LIMITATION, THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, THAT OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT, AND THAT THE LIQUIDATED DAMAGES CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

                  12.3.3 In the event that any provision of this Section 12.3 is held to be invalid or unenforceable, this Section shall be void and of no effect solely to the extent of such invalidity or unenforceability, and no claim arising out of such invalidity or lack of enforceability shall be made by one Party against the other or its officers, agents, or employees. Notwithstanding the foregoing, this Section 12.3 shall not limit or negate the right of either Party to be fully indemnified as provided in Section 12.2 or limit the remedies available for an Event of Default.


                                   ARTICLE 13
                               FORCE MAJEURE event

         13.1     Force Majeure Event Defined.

                  13.1.1 General Rule. As used herein, an Event of Force Majeure means an unforeseeable cause(s) beyond the reasonable control of and without the fault or negligence of the Party claiming Force Majeure, including but not limited to acts of God, strike, flood, earthquake, storm, fire, lightning, epidemic, war, riot, civil disturbance, sabotage, terrorism, change in law or applicable regulation subsequent to the Execution Date and action or inaction by any federal, state or local legislative, executive, administrative or judicial agency or body which, by exercise of due foresight such Party could not reasonably have expected and which, by the exercise of due diligence, it is unable to overcome.

     13.1.2 Exceptions. Notwithstanding anything contained in Section 13.1.1, the term Force Majeure shall not include any of the following:

[redacted]

         13.2     Applicability of Force Majeure Event.

         Neither Party shall be in breach or liable for any delay or failure in its performance under this Agreement (except for such Party's performance of its payment obligations hereunder, which shall not be excused by any Force Majeure Event) to the extent such performance is prevented or delayed due to a Force Majeure Event, provided that:

                  13.2.1 The non-performing Party shall give the other Party written notice within three (3) Business Days of the commencement of the Force Majeure Event, with available details to be supplied within [redacted] after the commencement of the Force Majeure Event further describing the particulars of the occurrence of the Force Majeure Event;

                  13.2.2 The delay in performance shall be of no greater scope and of no longer duration than is directly caused by the Force Majeure Event;

                  13.2.3 The Party whose performance is delayed or prevented shall proceed with Commercially Reasonable Efforts to overcome the events or circumstances preventing or delaying performance and shall, as requested (but not more often than weekly), provide written progress reports to the other Party during the period that performance is delayed or prevented describing actions taken and to be taken to remedy the consequences of the Force Majeure Event, the schedule for such actions and the expected date by which performance shall no longer be affected by the Force Majeure Event; and

                  13.2.4 When the performance of the Party claiming the Force Majeure Event is no longer being delayed or prevented, that Party shall give the other Party written notice to that effect.

         13.3     Effect of Force Majeure Event.

                  13.3.1 Except for the obligation of either Party to make any required payments under this Agreement, the Parties shall be excused from performing their respective obligations under this Agreement and shall not be liable in damages or otherwise if and to the extent that they are unable to so perform or are prevented from performing by a Force Majeure Event.

                  13.3.2   [redacted].

         13.4 Other Effects of Force Majeure Events. If any Force Majeure Event claimed by a Party shall continue for more than [redacted] from the date of notice provided by such Party in Section 13.2.1, then the other Party may, at any time following the end of such period, terminate this Agreement upon written notice to the affected Party. Upon such termination, neither Party shall have any further obligation to the other Party except as to payment of any costs and liabilities incurred prior to the effective date of such termination. Any notice of termination under this Section must be received during the period that performance continues to be delayed or prevented by the Force Majeure Event.


                                   ARTICLE 14
                                EVENT OF DEFAULT

     14.1 Event of Default. The occurrence of any one of the following shall constitute an "Event of Default":

                  14.1.1 The failure by a Party to make payment to the other Party for amounts due under this Agreement after said amounts have become due and payable and such failure is not cured within fifteen (15) Days after receiving written notice from the Party to which such payments are due;

                  14.1.2 A Party or any Party guaranteeing such Party's obligations hereunder (a "Guarantor") shall: (i) admit in writing its inability to pay its debts as such debts become due; (ii) make a general assignment or an arrangement or composition with or for the benefit of its creditors; (iii) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against such Party or such Guarantor under any bankruptcy or similar law; (iv) take any action for the purpose of effectuating any of the foregoing; or (v) fails to comply with the terms and conditions of its Guaranty;

                  14.1.3 A proceeding or case shall be commenced, without the application or consent of the Party or its Guarantor, in any court of competent jurisdiction, seeking: (i) its liquidation, reorganization of its debts, dissolution or winding-up, or the composition or readjustment of its debts; (ii) the appointment of a receiver, custodian, liquidator or the like of the Party or its Guarantor or of all or any substantial part of its assets or the assets of its Guarantor; or (iii) similar relief in respect of such Party or its Guarantor under any law relating to bankruptcy, insolvency, reorganization of its debts, winding-up, composition or adjustment of debt;

     14.1.4 The failure of any Party to comply with the requirements of Article 15 regarding creditworthiness and/or security;

     14.1.5 The failure of a Party to comply with the requirements of Article 18 regarding assignment;

                  14.1.6 Any representation or warranty made by a Party under
Article 17 proves to have been false or misleading in any material respect and such representation or warranty is not made true within twenty (20) Days after notice thereof to such Party; provided, however, that the cure must also remove any adverse effect on the non-defaulting Party;

     14.1.7 The occurrence of a default or event of default by such Party (or its Affiliate) under the Other Southern Agreement;

                  14.1.8 A Party shall fail to pay when due (subject to any applicable cure or grace period), whether by acceleration or otherwise, any principal or interest on indebtedness aggregating in excess of [redacted] in principal amount; or any indebtedness aggregating in excess of [redacted] shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity of such indebtedness; or

                  14.1.9 The material failure by a Party to comply with any material provision of this Agreement (other than the events described above and those for which a remedy is expressly provided) if such failure is not the result of a Force Majeure Event, an Unavailability or is not otherwise excused in accordance with this Agreement, and such failure continues uncured for [redacted] after written notice thereof switch order from the other Party; provided, however, if such failure is not capable of being cured within such period of [redacted] with the exercise of reasonable diligence, then such cure period shall be extended for an additional reasonable period of time (not to exceed [redacted]), so long as the Party is exercising reasonable diligence to cure such failure.

         14.2     Exclusive Remedies.

                  14.2.1 Upon the occurrence of an Event of Default and at all times during any applicable cure period, for so long as such Event of Default is continuing (or as long as the defaulting Party is attempting to cure during such cure period), the non-defaulting Party's sole and exclusive remedy shall be to suspend its performance under this Agreement and/or declare an Early Termination Date as provided below.

                  14.2.2 If an Event of Default has occurred, the non-defaulting Party shall have the right, in its sole discretion, by no more than [redacted] notice to the defaulting Party, to designate a Day no earlier than the Day such notice is effective as the date on which the Agreement shall terminate ("Early Termination Date"). Subject to Section 20.3, this Agreement shall terminate on the Early Termination Date and neither Party shall have any further liability or obligation to the other hereunder, except as provided in Sections 14.2.3 or
14.2.4 below, as applicable. The exercise by DYPM (as an Affiliate of DMT) of its rights under this Section 14.2 shall be the sole and exclusive remedy of DMT for an Event of Default by Southern.

                  14.2.3 With respect to an Event of Default by either DYPM or DMT, Southern's notice under Section 14.2.2 shall be to DYPM and shall indicate one of the following elections: (i) receive a [redacted]; or (ii) receive a continuing damage payment. In the event Southern elects to receive the [redacted], DYPM shall pay Southern such amount within three (3) Business Days after the Early Termination Date as liquidated damages for all claims associated with the Event of Default under this Agreement. In the event Southern elects to receive the continuing damage payment, Southern shall calculate an amount equal to: [redacted]. This process shall continue until the total of the monthly Damage Differentials (treating the negative amounts as positive for this purpose) equals a net present value [redacted] as of the Early Termination Date.

                  14.2.4 With respect to an Event of Default by Southern, within fifteen (15) Days after DYPM/DMT's notice under Section 14.2.2, the Parties shall each select an independent party to determine the [redacted] of the Agreement. Within thirty (30) Days after such notice, the two independent parties shall select a third independent party to determine the [redacted] of the Agreement. Within sixty (60) Days after such notice, the three (3) independent parties shall provide the Parties with their respective estimates of the [redacted]. The actual [redacted] shall equal the arithmetic average of the three estimates. If one Party disputes the actual [redacted], within five (5) Business Days of notice of the actual [redacted] determined by the independent parties, such Party may submit the dispute for resolution pursuant to the arbitration procedures of Article 19. If the actual [redacted] ultimately used is the value determined by the three independent parties, then such value cannot exceed a net present value (using a discount rate of 8%) of [redacted] as of the Early Termination Date. If the actual [redacted] ultimately used is the value determined pursuant to arbitration, then such value cannot exceed a net present value (using a discount rate of 8%) of [redacted] as of the date of the arbitrators' decision. If the final determination of the [redacted] indicates that a payment is owed to DYPM, then the actual [redacted] will be paid by Southern to DYPM within three (3) Business Days of such determination. If the final determination of the [redacted] indicates that a payment would be owed to Southern absent the Event of Default by Southern, then although the [redacted] to DYPM would be negative, neither Party shall be required to pay the other any amount hereunder. As used herein, [redacted]

                                   ARTICLE 15
                          CREDITWORTHINESS AND SECURITY

         15.1 Guaranty in favor of Southern. Simultaneously with the execution of this Agreement, DYPM and DMT shall cause Dynegy Holdings Inc., the parent company of DYPM and DMT, to execute and deliver a Guaranty Agreement in the form of that attached hereto as Appendix E (DYPM Guaranty). If at any time during the Term, the long term senior unsecured indebtedness of Dynegy Holdings Inc. (or the provider of an Eligible Guaranty) has or drops to a rating below either (i) Baa3 by Moody's Investors Service ("Moody's") (or future equivalent) or BBB- by Standard & Poor's Ratings Group ("S&P") (or future equivalent), then DYPM and DMT shall provide a substitute guaranty in form and substance substantially similar to the DYPM Guaranty (the "Eligible Guaranty") issued by an entity with a long term senior unsecured indebtedness rating of at or above both (i) Baa3 by Moody's (or future equivalent) and (ii) BBB- by S&P (or future equivalent) (the "Eligible Guaranty Threshold"). DYPM and DMT shall provide such Eligible Guaranty within ten (10) Days of receipt of notice from Southern that DYPM and DMT are required to provide an Eligible Guaranty due to the downgrade to a rating below either (i) Baa3 by Moody's (or future equivalent) or (ii) BBB- by S&P (or future equivalent). If DYPM and DMT are unable to provide an Eligible Guaranty to Southern during such ten (10) Day period, then DYPM, DMT and Dynegy Holdings Inc. must be and remain in compliance with and Southern must receive the security and payments as required by the terms of Section 15.3 and 15.4 below.

         15.2 Negative Watch Credit Support in favor of Southern. If at any time during the period beginning on the date hereof through December 31, 2005, the long term senior unsecured indebtedness of Dynegy Holdings Inc. (or the provider of an Eligible Guaranty) has or drops to a rating of either (i) Baa3 by Moody's (or future equivalent) and Dynegy Holdings Inc. (or the provider of an Eligible Guaranty), its credit rating or indebtedness is on watch for possible downgrade by Moody's (or future equivalent) or (ii) BBB- by S&P (or future equivalent) and Dynegy Holdings Inc. (or the provider of an Eligible Guaranty), its credit rating or indebtedness is on negative CreditWatch by S&P (or future equivalent), then DYPM, DMT or Dynegy Holdings Inc. (or the provider of an Eligible Guaranty) shall within three (3) Business Days after such event provide to and maintain in favor of Southern a letter of credit issued by an issuer reasonably acceptable to Southern in the amount of [redacted] in substantially the form of Appendix F hereto unless a [redacted] letter of credit has been properly issued and remains in effect in accordance with the first sentence of Section 15.3 or 15.4 below.

         15.3 Credit Support in favor of Southern for Junk Rating. If at any time during the period beginning on the date hereof through December 31, 2005, the long term senior unsecured indebtedness of Dynegy Holdings Inc. (or the provider of an Eligible Guaranty) has or drops to a rating of below either (i) Baa3 by Moody's (or future equivalent) or (ii) BBB- by S&P (or future equivalent), then DYPM, DMT or Dynegy Holdings Inc. (or the provider of an Eligible Guaranty) shall within three (3) Business Days after such event provide to and maintain in favor of Southern a letter of credit issued by an issuer reasonably acceptable to Southern in the amount of [redacted] in substantially the form of Appendix F hereto unless a [redacted] letter of credit has been properly issued and remains in effect in accordance with the first sentence of
Section 15.2 above or Section 15.4 below.

         15.4 Post December 31, 2005 Provisions. If at any time after December 31, 2005, the long term senior unsecured indebtedness of Dynegy Holdings Inc. (or the provider of an Eligible Guaranty) has or drops to a rating below either
(i) Baa3 by Moody's (or future equivalent) or (ii) BBB- by S&P (or future equivalent), then DYPM, DMT or Dynegy Holdings Inc. (or the provider of an Eligible Guaranty) shall within three (3) Business Days after such event provide to and maintain in favor of Southern a letter of credit issued by an issuer reasonably acceptable to Southern in the amount of [redacted] in substantially the form of Appendix F hereto, unless a [redacted] letter of credit has been properly issued and remains in effect in accordance with the first sentence of
Section 15.2 or 15.3 above.

         15.5 Guaranty in favor of DYPM/DMT. If hereafter Southern's net worth (calculated by subtracting Southern's liabilities (net of intercompany loans) from Southern's total assets (excluding goodwill) as such terms are determined in accordance with GAAP) falls below [redacted], Southern shall provide to DYPM and DMT a guaranty from an entity with a long term senior unsecured indebtedness rating at or above (i) Baa3 by Moody's (or future equivalent) and (ii) BBB- by S&P (or future equivalent) in substantially the form of Appendix G (Southern Guaranty) in an amount equal to thirty percent (30%) of the amount by which [redacted] exceeds Southern's net worth (the "Shortfall Amount") or, at Southern's option, Southern shall deliver to DYPM a letter of credit in the Shortfall Amount in substantially the form of Appendix H hereto. If at any time during the Term, the long term senior unsecured indebtedness of the provider of the Southern Guaranty has or drops to a rating below either (i) Baa3 by Moody's (or future equivalent) or (ii) BBB- by S&P (or future equivalent), then Southern shall provide a Southern Guaranty issued by an entity with a long term senior unsecured indebtedness rating at or above the Guaranty Threshold. Southern shall provide such Southern Guaranty within ten (10) Days of receipt of notice from DYPM and DMT that Southern is required to provide a Southern Guaranty due to the downgrade below either (i) Baa3 by Moody's (or future equivalent) or (ii) BBB-by S&P (or future equivalent). If Southern is unable to provide a Southern Guaranty during the applicable periods described above, then Southern shall provide and maintain substitute collateral of a value equal to the Shortfall Amount in form and substance reasonably satisfactory to DYPM and DMT which security shall cover and secure Southern's obligations under this Agreement. The foregoing substitute collateral shall be replenished so that at all times substitute collateral of a value equal to the Shortfall Amount is securing Southern's obligations to DYPM and DMT until such time as a Southern Guaranty is provided. If at any time a Southern Guaranty becomes available, Southern may elect to provide such Southern Guaranty in replacement of any security previously provided. Once a Southern Guaranty is provided, any security previously provided by Southern shall be immediately returned or cancelled as the case may be, at which time the Southern Guaranty shall remain in place until the latter of it is terminated in accordance with its terms or until such time as collateral is again required and provided due to the downgrades of the provider of the Southern Guaranty to a level below the Eligible Guaranty Threshold.

         15.6 Negative Watch Credit Support in favor of DYPM/DMT. If at any time prior to June 1, 2005, the long term senior unsecured indebtedness of Southern has or drops to a rating of either (i) Baa3 by Moody's (or future equivalent) and Southern, its credit rating or indebtedness is on watch for possible downgrade by Moody's (or future equivalent) or (ii) BBB- by S&P (or future equivalent) and Southern, its credit rating or indebtedness is on negative CreditWatch by S&P (or future equivalent), then Southern shall within three (3) Business Days after such event provide to and maintain in favor of DYPM and DMT either (1) a letter of credit issued by an issuer reasonably acceptable to DYPM and DMT in an amount of [redacted] in substantially the form of Appendix H hereto or (2) a guaranty from an entity with a long term senior unsecured indebtedness rating at or above (i) Baa3 by Moody's (or future equivalent) and
(ii) BBB- by S&P (or future equivalent) in the form of Appendix G (Southern Guaranty), unless a letter of credit or guaranty has been properly issued and remain in effect in accordance with Section 15.7 or 15.8 below.

         15.7 Credit Support in favor of DYPM/DMT for Junk Rating. If at any time prior to June 1, 2005, the long term senior unsecured indebtedness of Southern has or drops to a rating of below either (i) Baa3 by Moody's (or future equivalent) or (ii) BBB- by S&P (or future equivalent), then Southern shall within three (3) Business Days after such event provide to and maintain in favor of DYPM and DMT either (1) a letter of credit issued by an issuer reasonably acceptable to DYPM and DMT in an amount of [redacted] in substantially the form of Appendix H hereto or (2) a guaranty from an entity with a long term senior unsecured indebtedness rating at or above (i) Baa3 by Moody's (or future equivalent) and (ii) BBB- by S&P (or future equivalent) in the form of Appendix G (Southern Guaranty), unless a letter of credit or guaranty has been properly issued and remains in effect in accordance with Section 15.6 above or Section
15.8 below.

         15.8 Post June 1, 2005 Provisions. If at any time on or after June 1, 2005, the long term senior unsecured indebtedness of Southern has or drops to a rating below either (i) Baa3 by Moody's (or future equivalent) or (ii) BBB- by S&P (or future equivalent), then Southern shall provide to and maintain in favor of DYPM and DMT either (1) a letter of credit issued by an issuer reasonably acceptable to DYPM and DMT in the amount of [redacted] in substantially the form of Appendix H hereto or (2) a guaranty from an entity with a long term senior unsecured indebtedness rating at or above (i) Baa3 by Moody's (or future equivalent) and (ii) BBB- by S&P (or future equivalent) in the form of Appendix G (Southern Guaranty), unless a letter of credit or guaranty has been properly issued and remains in effect in accordance with Section 15.6 or Section 15.7 above.


                                   ARTICLE 16
                                 DELIVERY EXCUSE

         16.1 Definition. As used in this Agreement, "Delivery Excuse" means:
(i) any Event of Default of DYPM or DMT under this Agreement or any event which, with the giving of notice or lapse of time or both, would become an Event of Default under this Agreement; (ii) DMT for any reason (other than a failure resulting from a default or failure to perform by Southern or one of its Affiliates) does not supply Gas required by the Facility (unless the Facility is not constructed) or to an Alternate Gas Delivery Point(s) (as required by
Section 6.2); provided, however, that failures to supply to Alternate Gas Delivery Point(s) for reasons beyond DMT's reasonable control shall not constitute a Delivery Excuse; or (iii) the delivery of Gas to the Facility that does not meet the specifications of applicable transportation pipelines serving the Facility; (iv) any failure or inability of DYPM to acquire and maintain adequate transmission service for the delivery of energy; and (v) any Emergency Condition. Nothing contained in this Agreement or elsewhere shall require Southern to replace, either in whole or in part, the Gas supply provided by DMT hereunder with any other Gas supply arrangement.

         16.2 No Breach for Delivery Excuse. Southern shall not be liable for or deemed in breach of this Agreement to the extent a Delivery Excuse has occurred or is continuing, even if the duration of such Delivery Excuse is for the remainder of the Term of this Agreement; provided that the following shall apply with regard to a condition that would result in a Delivery Excuse:

                           (i) Each Party shall promptly notify the other after
                  discovering any condition or circumstance that could reasonably be expected to lead to a Delivery Excuse. Upon either Party becoming aware of a condition that constitutes a Delivery Excuse, that Party shall provide the other Party with prompt written notice of such condition, with details further describing the particulars of the condition to be supplied within twelve (12) Days after commencement of such condition;

                    (ii) Any delay in  performance  shall be of no greater scope and of no longer duration than is directly caused by the Delivery Excuse; and

                           (iii) When a Party becomes aware that the condition
                  constituting a Delivery Excuse no longer exists, such Party shall promptly notify the other when the condition of Delivery Excuse is no longer preventing such Party's performance under this Agreement.


                                   ARTICLE 17
                         REPRESENTATIONS AND WARRANTIES

         17.1. Execution. Each Party represents and warrants to the other Party that: (i) it has all the necessary corporate and legal power and authority and has been duly authorized by all necessary corporate action to enable it to lawfully execute, deliver and perform under this Agreement; and (ii) it is a valid legal entity duly organized and validly existing in good standing under the laws of the state of its formation and is, to the extent required, qualified to do business in the State of Alabama;

     17.2. Permits. Each Party represents and warrants to the other Party that it will hold all permits, licenses or approvals necessary to lawfully perform its obligations contained herein in the manner prescribed by this Agreement.

         17.3 Binding Obligations. Each Party represents and warrants to the other Party that this Agreement is the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other equitable laws affecting creditor's rights.

         17.4 Execution and Consummation. Each Party represents and warrants to the other Party that the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the provisions of this Agreement do not and will not conflict with any of the terms, conditions or provisions of any law or partnership agreement, or other evidence of indebtedness or any other agreement or instrument to which it is a party or by which it or any of its property is bound, or result in a breach or default under any of the foregoing.

         17.5 Actions and Proceedings. Each Party represents and warrants to the other that there is no pending or, to the knowledge of such Party, threatened action or proceeding affecting such Party before any Government Agency that purports to adversely affect the validity or enforceability of this Agreement.

         17.6 Processor. With respect to the purchase of Contract Capacity, DYPM represents and warrants that it is a producer, processor, commercial user or merchant handling energy, and it is entering into the transactions contemplated by this Agreement for purposes related to its business as such.



                                   ARTICLE 18

                                   ASSIGNMENT

         18.1. General Rule. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the Parties hereto. Except as set forth in Section 18.2, no permitted sale, assignment, transfer or other disposition shall release or discharge DYPM, DMT or Southern from its obligations under this Agreement, but all such obligations shall also be assumed by the successor or assign of the Party hereto.

         18.2. Consent Required. Neither Party shall assign its interest in this Agreement in whole or part without the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed; provided, however, that, notwithstanding the foregoing, either Party may assign this Agreement to its parent, or to any direct or indirect wholly-owned subsidiary of such parent and, upon the approval of the creditworthiness and the ability to perform of such assignee by the non-assigning Party (which approval shall not be unreasonably withheld or delayed), the assignor shall be released and discharged from its obligations under this Agreement. Either Party may collaterally assign this Agreement to any lender or financial institution without the written consent of the other Party. Each Party agrees to provide such consents to collateral assignment as may be reasonably requested by the other Party; provided that neither Party shall be obligated to provide a consent to collateral assignment that would have the effect of materially altering the obligations of such Party under this Agreement.


                                   ARTICLE 19
                               DISPUTE RESOLUTION

         19.1     Senior Officers.

                  19.1.1 Each of the Parties will designate in writing to the other Parties a representative who will be authorized to resolve any dispute arising under this Agreement in an equitable manner and, unless otherwise expressly provided herein, to exercise the authority of such Party to make decisions by mutual agreement.

                  19.1.2 If such designated representatives are unable to resolve a dispute under this Agreement, such dispute will be referred by each Party's representative, respectively, to a designated senior officer.

                  19.1.3 The Parties hereto agree: (i) to attempt to resolve all disputes arising hereunder promptly, equitably and in a good faith manner; and
(ii) to provide each other with reasonable access during normal business hours to any and all non-privileged and non-confidential records, information and data pertaining to any such dispute. Non-confidential information shall be made available to a Party pursuant to a confidentiality agreement acceptable to the disclosing Parties.

         19.2 Arbitration. All disputes arising under, out of, or in relation to any provision of this Agreement that are not resolved pursuant to Section 19.1 within 30 Days after either Party's receipt of notice referring the dispute to the senior officers of the Parties (and in any event within the time which legal or equitable proceedings based on such claim, dispute, or controversy would not be barred by the applicable statute of limitations) will be submitted upon written request of any Party to binding arbitration. Each Party will have the right to designate an arbitrator of its choice, who need not be from the American Arbitration Association ("AAA") panel of arbitrators but who (a) will be an expert in the independent power electric generation field and (b) will not be and will not have been previously an employee or agent of or consultant or counsel to either Party and will not have a direct or indirect interest in either Party or the subject matter of the arbitration. Such designation will be made by notice to the other Party and to the AAA within ten (10) Days or, in the case of payment disputes, five (5) Days after the date of the giving of notice of the demand for arbitration. The arbitrators designated by the Parties will designate a third arbitrator, who will have a background in legal and judicial matters (and who will act as chairman), within ten (10) Days or, in the case of payment disputes, five (5) Days after the date of the designation of the last of the arbitrators to be designated by the Parties, and the arbitration will be decided by the three arbitrators. If the two arbitrators cannot or do not select a third independent arbitrator within such period, either Party may apply to the AAA for the purpose of appointing any person listed with the AAA as the third independent arbitrator under the expedited rules of the AAA. Such arbitration will be held in alternating locations of the home offices of the Parties, commencing with DYPM's home office, or in any other mutually agreed upon location. The rules of the AAA will apply to the extent not inconsistent with the rules herein specified. Each Party will bear its own expenses (including attorneys' fees) with respect to the arbitration, unless the arbitrator decides on a different allocation of expenses. The arbitrators will designate the Party to bear the expenses of the arbitrators or the respective amounts of such expense to be borne by each Party.

         19.3 Binding Nature of Proceedings. Each Party understands that this Agreement contains an agreement to arbitrate with respect to specified disputes. After signing this Agreement, each Party understands that it will not be able to bring a lawsuit concerning any dispute that may arise that is covered by this arbitration provision. Instead, each Party agrees to submit any such dispute to arbitration pursuant to Section 19.2. Any award of the arbitrator may be enforced by the Party in whose favor such award is made in any court of competent jurisdiction.


                                   ARTICLE 20

                                  MISCELLANEOUS


         20.1     Governing Law; Waiver of Jury Trial.

                  20.1.1 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ALABAMA, EXCLUSIVE OF ITS CONFLICTS OF LAW PROVISIONS, AND, TO THE EXTENT APPLICABLE, BY THE FEDERAL LAW OF THE UNITED STATES OF AMERICA. BY CHOOSING TO HAVE THIS AGREEMENT GOVERNED BY AND CONSTRUED UNDER THE LAW OF THE STATE OF ALABAMA, THE PARTIES ARE IN NO WAY SUBMITTING TO OR INCORPORATING INTO THIS AGREEMENT ANY ALABAMA STATUTE, REGULATION, OR ORDER, OR ANY OF THE SAME INVOLVING THE GENERATION, SALE, PURCHASE OR TRANSMISSION OF ELECTRIC CAPACITY OR ELECTRIC ENERGY IN, OR FOR CONSUMPTION IN, THE STATE OF ALABAMA.

                  20.1.2 EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

         20.2     Confidentiality.

                  20.2.1 Until such time as the terms of the Agreement are readily accessible by the public (other than due to the fault of a Party), neither Party shall disclose the terms of this Agreement to any third party (other than such Party's (or its Affiliates') employees, lenders, legal counsel, accountants, or other advisors), except in order to comply with any applicable law, order, regulatory or exchange rule. Each Party shall notify the other Party of any proceeding of which it is aware that may result in disclosure and shall use reasonable efforts to prevent or limit such disclosure. Notwithstanding the foregoing, either Party may disclose the terms and conditions of this Agreement to any third party providing permanent or construction financing with respect to the Facility (in the case of Southern) or with respect to other financing obtained by a Party. In connection with a disclosure to any third party financiers, the disclosing Party shall take such steps as may be reasonably required to limit the scope of such disclosure and to ensure that disclosure is not subsequently made by any such financier.

                  20.2.2 Anything in this Section 20.2 to the contrary notwithstanding, the Parties agree and acknowledge that, in the course of performance under this Agreement, the Parties may exchange confidential and proprietary information (including financial information related to the Agreement). Each Party agrees and covenants that any and all information it receives in connection with its performance under this Agreement that the disclosing Party has designated as confidential will be kept confidential and shall not be disclosed by the receiving Party to any third party without the express written consent of the disclosing Party, except in order to comply with any applicable law, order, regulatory or exchange rule. Any filing by a Party pursuant to any of the foregoing in compliance with applicable law, order, regulatory or exchange rule, shall be made under a request for confidential treatment (unless the filing Party reasonably believes such a request would be futile) and the other Party shall have the opportunity to review such filing prior to its dissemination. Neither Party shall issue a press release or similar disclosure with respect to the existence of this Agreement or its contents without first obtaining the written consent of the other Party, which consent shall not be unreasonably withheld.

         20.3 Survivorship of Obligations. The termination or cancellation of this Agreement shall not discharge any Party from any obligation it owes the other Party under this Agreement by reason of any transaction, loss, cost, damage, expense or liability occurring, accruing or arising prior to such termination. It is the intent of the Parties that any such obligation owed (whether the same shall be known or unknown as of the termination or cancellation of this Agreement) will survive the termination or cancellation of this Agreement in favor of the Party to which such obligation is owed. The Parties also intend that the indemnification and limitation of liability provisions contained in Section 12 shall remain operative and in full force and effect.

         20.4 Notice of Proceedings. Each Party, to the extent it has pertinent knowledge, shall promptly notify the other Party of any pending or anticipated federal or state regulatory, judicial or administrative actions, including but not limited to notice of violations, arising directly out of, caused by, or related to the Facility, including any generation equipment comprising the Facility, that could materially and adversely affect either Party's ability to carry out its obligations under this Agreement.

         20.5 No Third Party Beneficiaries. This Agreement is not intended to, and shall not, create rights, remedies or benefits of any character whatsoever in favor of any Persons, corporations, associations, or entities other than the Parties, and the rights and obligations of each of the Parties under this Agreement are solely for the use and benefit of, and may be enforced solely by the Parties, their successors in interest or permitted assigns.

         20.6 Section Headings Not to Affect Meaning. The descriptive headings of the various Articles and Sections of this Agreement have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms and provisions thereof.

         20.7 Computation of Time. In computing any period of time prescribed or allowed by this Agreement, the designated period of time shall begin to run on the Day immediately following the Day of the act, event or default that precipitated the running of the designated period of time. The designated period shall expire on the last Day of the period so computed unless that Day is not a Business Day, in which event the period shall run until the end of the next Business Day.

         20.8 Interest. Whenever the provisions of this Agreement require the calculation of an interest rate, such rate shall be computed at an annual rate equal to the Prime Rate as of the date on which the calculation begins, but not to exceed the maximum rate which may be lawfully charged. Interest on obligations arising under this Agreement shall be compounded quarterly based on a calendar quarter.

         20.9 Entire Agreement. This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes any other agreements, written or oral, between the Parties concerning such subject matter.
         20.10 Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     20.11 Amendments. This Agreement may only be amended by written agreement signed by duly authorized representatives of the Parties.

         20.12 Guarantee of Performance. It is the intent of the Parties that with respect to the contract provisions referenced below, the rights, duties and obligations of DYPM and DTM shall be joint and several: Section 3.2, Section 3.3, Article 8, Article 11, Section 12.2 and Article 14. DYPM and DMT guarantee to Southern the performance of DYPM and DMT's respective obligations under those provisions. For all other provisions, the respective rights, duties and obligations of these Parties shall be established on the basis of the specific language and context of the provision in questions.

         20.13 Waivers. Waivers of the provisions of this Agreement or excuses of any violations of the Agreement shall be valid only if in writing and signed by an authorized officer of the Party issuing the waiver or excuse. A waiver or excuse issued under one set of circumstances shall not extend to other occurrences under similar circumstances.

         20.14 No Partnership Created. Any provision of this Agreement to the contrary notwithstanding, the Parties do not intend to create hereby any joint venture, partnership, association taxable as a corporation, or other entity for the conduct of any business for profit. If it should appear that one or more changes to this Agreement would be required in order not to create an entity referenced in the preceding sentence, the Parties agree to negotiate promptly and in good faith with respect to such changes.

         20.15 Character of Sale. The sale of Contract Capacity and Contract Energy hereunder shall not constitute a sale, lease, transfer or conveyance to DYPM or any other party of any contractual rights or ownership interests in any generating unit or other equipment comprising the Facility, nor does the sale of Contract Capacity and Contract Energy hereunder constitute a dedication of ownership of any generating unit or other equipment comprising the Facility.

         20.16 Notices. Any notice, demand, request, payment, statement, or correspondence provided for in this Agreement, or any notice which a Party may desire to give to the other, shall be in writing (unless otherwise expressly provided by this Agreement) and shall be considered duly delivered when received by hand delivery, first-class mail, facsimile, or by overnight delivery, at the addresses listed below; provided, however, if actual delivery occurs at a time other than between the hours of 0800 and 1700 CPT on a Business Day (each a "Business Hour"), delivery shall be deemed to have occurred in the next Business Hour after actual delivery.


(i)      To Southern:

                  Southern Power Company
                  270 Peachtree Street
                  Atlanta, Georgia 30303
                  Attention:     Chief Financial Officer

                  Telephone:     404-506-5243
                  Facsimile:     404-506-0333

         With a copy to:

                  Southern Company Generation and Energy Marketing 270 Peachtree Street
                  Atlanta, Georgia 30303
                  Attention:  Vice President

                  Telephone:        404-506-0357

         Payment by Wire:   Bank of America

         ABA  111000012
         Account #:  3751237789

(ii)     To DYPM

                  Dynegy Power Marketing, Inc.
                  1000 Louisiana Street, Suite 5800
                  Houston, Texas 77002
                  Attention:     Asset Management

                  Telephone:     (713) 507-6400
                  Facsimile:     (713) 767-5931

         With copies to:

                  Dynegy Power Marketing, Inc.
                  1000 Louisiana Street, Suite 5800
                  Houston, Texas 77002
                  Attention:  General Counsel

                  Telephone:        (713) 507-6832
                  Facsimile:        (713) 507-6986

                           And

                  Dynegy Power Marketing, Inc.
                  125 Townpark Drive, Suite 175
                  Kennesaw, Georgia 30144

                  Attention:  Vice President

                  Telephone:        (770) 420-6851
                  Facsimile:        (770) 420-6855

         Payment by Wire:
         For the Acct. of Dynegy Power Marketing
         The First National Bank of Chicago
         ABA # 071 000 013
         Account # 552 7651

         Invoices:
         Dynegy Power Marketing, Inc.
         1000 Louisiana Street, Suite 5800
         Houston, Texas  77002-5050
         Attn: Accounts Payable-Electric
         Facsimile:        713-767-5958


(iii)   To DMT

                  Dynegy Marketing and Trade
                  1000 Louisiana Street, Suite 5800
                  Houston, Texas 77002

                  Telephone: 713-507-6400

         Payment by Wire:
         For the Acct. of Dynegy Power Marketing
         The First National Bank of Chicago
         ABA # 071-000-013 Account No. 55-53911

         Each Party shall provide the other Party with all names, addresses, telephone and facsimile numbers necessary for its performance under this Agreement; and either Party may change the information set forth in Section this
20.16 by giving written notice to the other Party in the manner prescribed by such section.

         20.17 Survival. Any provision(s) of this Agreement that expressly comes into or remains in force following the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.

         20.18 Construction. The language used in this Agreement is the product of both Parties' efforts. Accordingly, each Party irrevocably waives the benefit of any rule of contract construction that disfavors the drafter of a contract or the drafter of specific language in a contract.

         20.19 Imaged Agreement. Any original executed Agreement, schedule confirmation or other related document may be photocopied and stored on computer tapes and disks (the "Imaged Agreement"). The Imaged Agreement, if introduced as evidence on paper, the schedule confirmation, if introduced as evidence in automated facsimile form, the transaction tape, if introduced as evidence in its original form and as transcribed onto paper, and all computer records of the foregoing, if introduced as evidence in printed format, in any judicial, arbitration, mediation or administrative proceedings, will be admissible as between the Parties to the same extent and under the same conditions as other business records originated and maintained in documentary form. Neither Party shall object to the admissibility of the transaction tape, the schedule confirmation or the Imaged Agreement (or photocopies of the transcription of the transaction tape, the schedule confirmation or the Imaged Agreement) on the basis that such were not originated or maintained in documentary form under either the hearsay rule, the best evidence rule or other rule of evidence.

         20.20 GDP-IPD. In connection with the calculations under this Agreement that are referenced to increases based on the values of GDP-IPD, the base value for all GDP-IPD inflation calculations will be the Implicit Price Deflator published quarterly by the U.S. Department of Commerce in Table 5 (Quantity and Price Indexes for Gross Domestic Product) in the Bureau of Economic Analysis
(BEA) National Income and Product Accounts Tables for the first quarter of 2005, as revised by the BEA. The escalation adjustments will be made by dividing the GDP-IPD for the first calendar quarter preceding the beginning of a new Contract Year (as revised by the BEA and reported prior to May 31 for the upcoming Contract Year) by the base GDP-IPD (as revised) from the first calendar quarter of 2005.

     20.21 Higher Heating Value. All Gas quantities referenced herein shall be in terms of the higher heating value of natural gas.


                     [The Next Page is the Signature Page.]

IN WITNESS WHEREOF, Southern, DYPM, and DMT have caused this Agreement to be executed in duplicate by their respective duly authorized officers as of the Execution Date.



SOUTHERN POWER COMPANY




By:            ___________________________________

NAME:     Douglas E. Jones

Title:        Vice President



                                    ........
DYNEGY POWER MARKETING, INC.




By:           ___________________________________

NAME:     Matthew K. Schatzman

Title:        President



DYNEGY MARKETING AND TRADE




BY:           _____________________________________

NAME:         Matthew K. Schatzman

TITLE:        President

                                   APPENDIX A

                              Reservation Payments

                                   [redacted]

                                   APPENDIX B
                             Scheduling Constraints
                                   [redacted]

                                   APPENDIX C

                        Unit Performance Characteristics

                                   [redacted]

                                   APPENDIX D

                ENDH and Performance Payment Sample Calculations


                                   [redacted]

                                   APPENDIX E

                               Guaranty Agreement


                                                              [redacted]

                                   APPENDIX F

                        Proposed Form of Letter of Credit
                                   [redacted]

                                   APPENDIX G

                               Guaranty Agreement



                                                         [redacted]

                                   APPENDIX H

                        Proposed Form of Letter of Credit


                                   [redacted]